Exhibit 99.1

South San Francisco, California

OFFICE and R&D SUBLEASE

CELLEGY PHARMACEUTICALS, INC.,

a California corporation

Sublandlord

AND

VAXGEN, INC.,

a Delaware corporation

Subtenant

349 Oyster Point Blvd.

South San Francisco, California

TABLE OF CONTENTS

1.	FUNDAMENTAL TERMS AND ATTACHMENTS.

2.	DESCRIPTION OF DEMISED PREMISES, MASTER PREMISES, BUILDING AND PROJECT.

3.	TERM.

4.	EXTENSION.

5.	MONTHLY FIXED RENT.

6.	CONDITION TO SUBLEASE.

7.	DELIVERY; ORIGINAL LEASEHOLD IMPROVEMENTS.

8.	USE OF PREMISES.

9.	PROJECT EXPENSES.

10.	SERVICES.

11.	INSURANCE.

12.	IMPROVEMENTS, ALTERATIONS AND SIGNAGE.

13.	MAINTENANCE AND REPAIRS; IMPROVEMENTS REQUIRED BY LAW.

14.	DAMAGE OR DESTRUCTION.

15.	SUBTENANT’S PROPERTY AND WAIVER OF SUBLANDLORD’S LIEN.

16.	ASSIGNMENT AND SUBLETTING.

17.	PARKING.

18.	DEFAULT.

19.	CONDEMNATION.

20.	AMENDMENT OF MASTER LEASE.

21.	COSTS AND ATTORNEYS’ FEES

22.	NOTICES.

23.	QUIET ENJOYMENT.

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24.	HAZARDOUS SUBSTANCES.

25.	SURVIVAL OF SUBLEASE.

26.	ESTOPPEL CERTIFICATE.

27.	INDEMNIFICATION.

28.	REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD.

29.	SECURITY DEPOSIT.

30.	RIGHT TO PUT REMAINING CELLEGY SPACE.

31.	SPECIAL RECAPTURE RIGHT.

32.	MISCELLANEOUS.

EXHIBITS

Exhibit “A”	—	Description of the Building and Master Premises

Exhibit “B”	—	Site Plan of the Project and Common Areas

Exhibit “C”	—	Floor Plan of the Sublet Premises

Exhibit “D”	—	Subtenant’s Concept Plans

Exhibit “E”	—	Consent to Sublease and Agreement

Schedule “1”	—	Rent Schedule for Initial Term

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OFFICE and R&D SUBLEASE

THIS OFFICE and R&D SUBLEASE (“Sublease”), dated August 1, 2002, is made between CELLEGY PHARMACEUTICALS, INC., a California corporation (“Sublandlord”), and VAXGEN, INC., a Delaware corporation (“Subtenant”).

1.             FUNDAMENTAL TERMS AND ATTACHMENTS.

1.1.          Fundamental Terms.  The following is a summary schedule of certain fundamental terms of this Sublease.

1.1.1.       Sublandlord:         CELLEGY PHARMACEUTICALS, INC.

349 Oyster Point Blvd.

South San Francisco, CA  94080

Attn:  Richard Juelis

1.1.2.       Subtenant:             VAXGEN, INC.

1000 Marina Boulevard

Brisbane, California 94005

Attn:  Joseph Robinson

1.1.3.       Address of Sublet Premises:

349 Oyster Point Blvd.

South San Francisco, CA

1.1.4.       Approximate square footage of Sublet Premises:

49,919 rentable square feet.

1.1.5.       First Floor Space:  The portion of the Sublet Premises located on the first floor of the Building and comprising approximately 32,154 rentable square feet.

1.1.6.       Second Floor Space:  The portion of the Sublet Premises located in the western half of the second floor of the Building and comprising approximately 17,765 rentable square feet.

1.1.7.       Holdover Space:   That certain portion of the First Floor Space, depicted on Exhibit “C,” in which Sublandlord will remain in possession following the Term Commencement Date, as described in Section 7.2 below.

1.1.8.       Remaining Cellegy Space:  The portion of the Master Premises not comprising a part of the Sublet Premises.

1.1.9.       Effective Date:  The date that both Sublandlord and Subtenant have signed this Sublease as set forth on the signature pages and Subtenant has received a fully executed counterpart of this Sublease.

1.1.10.     Term:  From the Term Commencement Date through the Expiration Date, subject to Subtenant’s extension option.

1.1.11.     Term Commencement Date:  August 1, 2002, or such later date as (a) the Sublet Premises have been delivered to Subtenant in accordance with Section 7.1 below, and (b) Subtenant has received a fully signed counterpart of the Consent to Sublease and Agreement required by Section 6 below.

1.1.12.     Expiration Date:  October 31, 2008.

1.1.13.     Extension(s):   One (1) term of five (5) years.

1.1.14.     Monthly Fixed Rent:  See Schedule 1, attached hereto.

1.1.15.     Security Deposit:  $187,968.52 (two month’s fixed rent).

1.1.16.     Subtenant’s Proportionate Share:  A fraction, the numerator of which shall be the number of rentable square feet included in the Sublet Premises from time to time, and the denominator of which shall be the rentable square footage of the Building.  The rentable square footage of the Building is approximately 65,340.  Following delivery of the Holdover Space, Subtenant’s Proportionate Share is expected to equal 76.4%.

1.1.17.     Subtenant’s Proportionate Share of Basic Operating Costs:  Determined by multiplying Subtenant’s Proportionate Share times “Tenant’s Proportionate Share” of the total “Basic Operating Costs” for the Building and Project (as such quoted terms are defined in the Master Lease).

1.1.18.     Monthly Fixed Rent for Extension(s):  Determined by reference to Master Lease.

1.1.19.     TI Allowance:  None.

1.1.20.     Sublandlord’s Permanent Tax Identification No.: 82-0429727.

1.1.21.     Lease Year:  The first Lease Year shall be defined as that period commencing on the Term Commencement Date and expiring on July 31 of the following calendar year; each subsequent Lease Year shall be the twelve (12) month period beginning on the day following the expiration of the previous Lease Year (except that the final Lease Year in the initial Term shall be truncated so as to end on the Expiration Date).

1.1.22.     Original Leasehold Improvements:  As defined in Section 7.4 below.

1.1.23.     Occupant:  Shall mean any Person (hereinafter defined) from time to time entitled to the use and occupancy of any portion of the Master Premises under any lease, sublease, license, concession or any similar agreement for possession.

1.1.24.     Person:  Shall mean any individual, partnership, firm, association, corporation, trust or any other form of business or government entity.

1.1.25.     Permittee:  Shall mean all Occupants and the officers, directors, employees, agents, contractors, customers, vendors, suppliers, visitors, invitees, licensees, subtenants and concessionaires of Occupants insofar as their activities relate to the intended use of the Building.

1.1.26.     Hazardous Substances:  Shall mean any and all hazardous, ultra-hazardous, or toxic substances, wastes or materials regulated under any laws or regulations applicable to the environment or the protection of human health.

1.1.27.     Legal Requirements:  All applicable federal, state and local laws, statutes, codes, acts, ordinances, directions, rules, regulations and requirements which apply to the Sublet Premises, the Building, the Common Areas or the Project, or the use or occupancy thereof, including, without limitation, local and state building, electrical, mechanical, seismic, and fire and safety codes (including the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. and Title 24 of the California Department of Rehabilitation Access Code (and related statutes and regulations)), and all applicable present and future statutes, regulations, rules, ordinances, codes and orders relating to Hazardous Substances (including the reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Substances, whether into the air, surface water, groundwater or land, and including the manufacture, processing, distribution, use, treatment, storage, disposal, transport and handling of Hazardous Substances) or the protection of human health or the environment.

1.1.28.     Default Rate:  Shall mean the “Applicable Interest Rate” under the Master Lease.

1.1.29.     Master Lease:  That certain Lease, dated April 8, 1998, by and between Master Lessor, as landlord, and Sublandlord, as tenant.

1.1.30.     Building:  The approximately 65,340 square foot building generally known as 349 Oyster Point Blvd., South San Francisco, CA.

1.1.31.     Master Lessor:  Oyster Point Tech Center LLC, whose sole member is Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

1.1.32.     Master Premises:  All space within the Building demised to Sublandlord pursuant to the Master Lease.

1.2.          Exhibits.  The following exhibits (“Exhibits”) are attached hereto and, by this reference, incorporated herein:

Exhibit “A”	—	Legal Description of Project and Site Plan
Exhibit “B”	—	Building Floor Plan, Common Areas and Sublet Space
Exhibit “C”	—	Floor Plan of the Holdover Space
Exhibit “D”	—	Subtenant’s Concept Plans
Exhibit “E”	—	Consent to Sublease and Agreement
Schedule “1”	—	Rent Schedule for Initial Term

2.             DESCRIPTION OF DEMISED PREMISES, MASTER PREMISES, BUILDING AND PROJECT.

In consideration of the mutual covenants contained herein, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, a portion of the Master Premises located within the building (the “Building”) commonly known as the 349 Oyster Point Blvd., South San Francisco, California.  The Legal Description of Project, Site Plan and Master Premises are depicted on Exhibit “A-1”, attached hereto.  The Building comprises a portion of the “Project,” which comprises the Building and 347 Oyster Point Blvd.  The Project and its Common Areas (as more fully defined in the Master Lease) are described on the Site Plan attached hereto as Exhibit “A-2” (“Site Plan”).  The portion of the Master Premises leased to Subtenant (the “Sublet Premises”) is shown on the Floor Plan of the Sublet Premises attached hereto as Exhibit “B-1 and B-2”.  The agreed-upon original rentable square footage of the Sublet Premises (and of the First Floor Space and the Second Floor Space) is set forth in Sections 1.1.4 through 1.1.6 above.

2.1.          Sublandlord also grants to Subtenant and Subtenant’s Permittees, to the extent conveyed to Sublandlord pursuant to the Master Lease, the non-exclusive right to use for the Term (including the Extension, if applicable):  (i) all rights, easements and appurtenances belonging or appertaining to the Project, (ii) all right, title and interest of Sublandlord in and to any and all roads, streets, alleys and ways bounding the Project and all common ways and areas within the Project.

2.2.          Whenever the Sublet Premises are expanded or diminished, Sublandlord shall submit in writing to Subtenant the exact number of rentable square feet that Sublandlord then believes are contained in the Sublet Premises.  All calculations shall be subject to verification by Subtenant and/or Subtenant’s architect.  The new rentable square footage of the Sublet Premises, once determined, shall be usedto recalculate Monthly Fixed Rent, parking rights and Subtenant’s Proportionate Share.  If Sublandlord and Subtenant cannot agree on the exact rentable square footage of the Sublet Premises following an expansion or diminution thereof, then, at the equally shared expense of Sublandlord and Subtenant, Sublandlord and Subtenant shall select a mutually agreeable independent architect to determine and certify, at the equally shared expense of Sublandlord and Subtenant, such measurements in accordance with the terms of this Sublease, and such determination shall be binding on both Sublandlord and Subtenant.

2.3.          This Sublease is subject to, and Sublessee agrees to abide by, all terms and conditions set forth in the Master Lease as it applies to the use and occupancy of the Sublet Premises (except as otherwise provided in the Consent to Sublease and Agreement of Master Lessor contemplated by Section 6).  Notwithstanding the foregoing and except as otherwise specified in the foregoing Consent to Sublease and Agreement, this Sublease shall not be enforceable against Subtenant except by Sublandlord.  Subtenant’s only obligations to pay rent and other monies for its use and possession of the Sublet Premises are set forth in this Sublease exclusively, and Subtenant shall have no liability for the payment of any sums or the performance of any obligations due from Sublandlord to Master Lessor under the Master Lease, unless expressly stated otherwise herein (except that Subtenant recognizes that Master Lessor may require certain additional cash security and/or other collateral (relating to Subtenant’s obligations for the surrender of the Sublet Premises) as a condition for Master Lessor’s giving its consent to this Sublease).  At Subtenant’s request, Sublandlord shall diligently and promptly enforce against Master Lessor those provisions of the Master Lease intended for the benefit of the occupant of the Sublet Premises.  So long as this Sublease remains in effect, Sublandlord shall observe and perform all conditions and covenants on Sublandlord’s part to be observed and performed by Sublandlord under the Master Lease (other than conditions and covenants that can be observed and performed only by the party in possession of the Sublet Premises).  Except as otherwise agreed by Master Lessor pursuant to its Consent to Sublease and Agreement contemplated by Section 6, any termination of the Master Lease by Master Lessor permitted by the express terms of the Master Lease shall effect an automatic termination of this Sublease.

3.             TERM.

3.1.          The Term shall commence on the later of the following dates (such later date being referred to herein as the “Term Commencement Date”):  (i) August 1, 2002, (ii) the date that the Sublet Premises are delivered to Subtenant in the condition required by Section 7.1; or (iii) the date that Subtenant has received a fully signed counterpart of the Consent to Sublease and Agreement required by Section 6 below.  If the Term Commencement Date has not occurred on or before August 15, 2002, then Subtenant may at any time thereafter (but prior to the actual occurrence of the Term Commencement Date) terminate this Sublease by written notice of such termination given to Sublandlord.

3.2.          Subject to Section 4 below, the Term shall commence on the Term Commencement Date and shall continue through the Expiration Date.

3.3.          Upon expiration or sooner termination of this Sublease, Subtenant shall surrender the Sublet Premises to Sublandlord in the same condition as received, reasonable wear and tear and casualty excepted.  Subtenant shall remove all of

Subtenant’s Property (as defined in Section 15.1 below); and any of Subtenant’s Property not removed from the Sublet Premises on or prior to the expiration of this Sublease, or within ten (10) days following the earlier termination of this Sublease, shall be treated as abandoned by Subtenant.  However, Subtenant shall abandon and surrender with the Sublet Premises all Original Leasehold Improvements (other than Subtenant’s Property if any are included in the Original Leasehold Improvements), all of Sublandlord’s movable property (as described in Section 15.3 below) and any other alterations or improvements made to the Sublet Premises during the Term, unless any of the foregoing are required to be removed by the express terms of the Master Lease or by reason of their removal being an express condition to Master Lessor’s consent to the original installation or construction of such property.  Subtenant shall promptly repair any and all damage done to the Sublet Premises and the Building caused by the removal of Subtenant’s Property and the other improvements or alterations removed by Subtenant.

3.4.          In the event Subtenant continues to occupy the Sublet Premises after the last day of the Term, as the same may have been extended, and such continued occupancy is permitted by Sublandlord, a tenancy from month to month only shall be created, and Monthly Fixed Rent shall be increased to equal one hundred and fifty percent (150%) of the Monthly Fixed Rent that was in effect on the last day of the Term.

4.             EXTENSION.

The Term of Lease may be extended for one (1) additional period of five (5) years (the “Extension”), commencing at midnight on the date on which the original Term expires, if and only if Sublandlord has exercised Sublandlord’s extension option under Section 37.E of the Master Lease (and nothing in this Sublease shall obligate Sublandlord to exercise said right under Section 37.E of the Master Lease).  Provided that Subtenant is not in material default under this Sublease, Subtenant may elect to exercise its Extension privilege by giving Sublandlord written notice, not sooner than eighteen (18) months and not later than thirteen (13) months prior to the expiration of the original Term, that Subtenant intends to extend the Term in accordance with this Section 4 (conditioned on Sublandlord’s exercising Sublandlord’s extension option under the Master Lease); otherwise, this Sublease shall expire at the end of the Term, together with the respective rights and obligations of Sublandlord and Subtenant, unless expressly stated to survive the expiration of the Term.  On extension of the Term in accordance with this Section 4, the Lease shall continue for the duration of the Extension on all of its terms and conditions, except that Monthly Fixed Rent shall be adjusted to equal the “Base Rent” under the Master Lease, calculated on a per rentable square foot basis, determined in accordance with the provisions of Section 37.E of the Master Lease.

5.             MONTHLY FIXED RENT.

5.1.          Monthly Fixed Rent shall be due commencing on the Term Rent Commencement Date.

5.2.          From and after the Term Commencement Date and throughout the Term, Subtenant agrees to pay to Sublandlord Monthly Fixed Rent in the amount set forth in Section 1.1.14 above [or, if during the Extension, the amount set forth in Section 4 above].  All Monthly Fixed Rent installments are due in advance, the first monthly installment payment being due on the Term Commencement Date (prorated on the basis of a 30-day month if such date is other than the first day of a calendar month), and each subsequent installment thereafter on the first day of each and every calendar month during the Term.

5.3.          Pursuant to the terms of the Consent to Sublease and Agreement required by Section 6 below, Master Lessor, Sublandlord and Subtenant have agreed that Subtenant shall pay all Rent due hereunder directly to Master Lessor as partial payment of the “Rent” due from Sublandlord to Master Lessor under the Master Lease.  Notwithstanding the foregoing, if the Monthly Fixed Rent payable by Subtenant under this Sublease exceeds the “Base Rent” payable by Sublandlord under the Master Lease (for the same period and after taking into account any adjustments to rent due under the Master Lease by reason of subparagraph 9A thereof), then the excess shall be paid and payable by Subtenant to Sublandlord.  All payments made by Subtenant to Master Lessor in accordance with this Section 5.3 shall be credited against the amounts due from Subtenant to Sublandlord under this Sublease.

5.4.          Pursuant to the terms of the Consent to Sublease and Agreement required by Section 6 below, Master Lessor has agreed that Subtenant may cure any default existing under the Master Lease within applicable cure periods.  Sublandlord hereby consents to Subtenant’s undertaking performance required from Sublandlord under the Master Lease, which Subtenant may commence at any time following Subtenant’s receiving a copy of any notice of default from Landlord under the Master Lease.  All payments made by Subtenant to Master Lessor in accordance with this Section 5.4 shall be credited against the amounts due from Subtenant to Sublandlord under this Sublease.

5.5.          Pursuant to the terms of the Consent to Sublease and Agreement required by Section 6 below, Master Lessor has agreed to permit Subtenant to assume the right, title and estate of the tenant under the Master Lease under the circumstances hereinafter recited.  If Master Lessor obtains a judgment or order allowing Master Lessor to repossess the Master Premises and to evict therefrom Sublandlord and all persons claiming under or through Sublandlord (including Subtenant), then Sublandlord shall immediately, without demand, assign all of Sublandlord’s right, title and interest in and to the Master Lease and the Master Premises to Subtenant. Notwithstanding the foregoing, Sublandlord shall be relieved of its obligations under this Section 5.5 if the breach of or default under the Master Lease leading to the eviction order or judgment was caused solely and directly by Subtenant

6.             CONDITION TO SUBLEASE.

This Sublease and the parties’ obligations hereunder are conditioned upon Sublandlord’s obtaining Master Lessor’s execution and delivery of the Consent to Sublease and Agreement in the form attached hereto as Exhibit “E.”  Sublandlord agrees to use its best efforts to satisfy this condition at the earliest possible time.

7.             DELIVERY; ORIGINAL LEASEHOLD IMPROVEMENTS.

7.1.          The Sublet Premises shall be treated as having been delivered to Subtenant when the Sublet Premises (apart from the Holdover Space) has been vacated by all persons, keys to the same have been furnished to Subtenant, and utility connections serving the Sublet Premises are in good working order.

7.2.          The Sublet Premises shall be first delivered to Subtenant with Sublandlord remaining in possession of the Holdover Space.  Sublandlord shall vacate the Holdover Space and deliver the same to Subtenant, and Subtenant shall accept the same, in the same condition as existing on the date hereof, on or before the first (1st) anniversary of the Term Commencement Date.  Sublandlord shall advise Subtenant, in writing, at least 30 days in advance of Sublandlord’s intention to vacate and deliver the Holdover Space. Subtenant hereby authorizes Sublandlord to gain access to and from the Holdover Space via the hallways in the Sublet Premises during normal business hours, provided that Sublandlord shall abide by all reasonable security and safety precautions promulgated by Subtenant.  Until the Holdover Space is vacated by Sublandlord and delivered to Subtenant in the condition required above, Subtenant shall receive a credit against Monthly Rent in the amount shown in Schedule 1, attached hereto.  Following delivery of the Holdover Space, Subtenant’s Proportionate Share shall be adjusted to account for the addition of the rentable area of the Holdover Space.

7.3.          Sublandlord warrants and guarantees that, except for work included as part of Subtenant’s Original Leasehold Improvements, the Building complies with all Legal Requirements, including the ADA.

7.4.          Attached hereto as Exhibit “D” are Subtenant’s Concept Plans for Subtenant’s improvement of the Sublet Premises (the “Space Plans”).  The Space Plans, which have been reviewed and approved by Sublandlord, indicate the general design of the Sublet Premises.  Subtenant shall construct and install its leasehold and tenant improvements (“Original Leasehold Improvements”) for the Sublet Premises substantially in accordance with the Master Premises Plans, and Sublandlord’s further consent shall not be required, unless Subtenant makes material changes to such Space Plans (excluding in all cases changes requested or required by any applicable governmental authority).  All Original Leasehold Improvements shall be constructed by Subtenant in a good and workmanlike manner and in accordance with all Legal Requirements, including the ADA.  Subtenant shall be responsible for obtaining all permits and approvals necessary for the construction of the Original Leasehold Improvements.   Subtenant agrees to use a licensed and bonded contractor to construct the Original Leasehold Improvements.

7.5.          In connection with the work for Subtenant’s Original Leasehold Improvements, Subtenant and its contractors shall abide by all applicable rules and regulations promulgated by Master Lessor pursuant to the Master Lease, and in addition:  (i) Subtenant’s contractors shall be responsible for the repair, replacement and clean-up of any damage done by them; (ii) Subtenant’s contractors shall store their materials and contain their operations in areas approved by Sublandlord and Master Lessor; (iii) all trash and surplus construction materials shall be properly stored and shall be removed on a regular basis to avoid such materials from accumulating; (iv) Subtenant and Subtenant’s contractors shall be responsible for compliance with all applicable codes and regulations of governmental authorities, and safety regulations established by Sublandlord and Master Lessor; and (v) Master Lessor and Sublandlord shall have the right to post at the Sublet Premises a notice of non-responsibility.

7.6.          Subject to any consent from Master Lessor required under the Master Lease, Sublandlord agrees to furnish Subtenant with full access to the Sublet Premises, the Building and the Common Area at all reasonable times between the signing of this Sublease and the Term Commencement Date.  Subtenant further agrees that it shall not (i) commence any work related to its Original Leasehold Improvements until Master Lessor’s consent thereto is first obtained, nor (ii) conduct any business in the Sublet Premises or the Building prior to the Term Commencement Date.  Subtenant further agrees that if Subtenant occupies the Sublet Premises and the Building prior to the Term Commencement Date, that (i) such occupancy shall be subject to all terms and conditions of this Sublease, other than the obligation to pay Rent; and (ii) Subtenant shall perform all obligations on Subtenant’s part to be performed under this Sublease, other than the obligation to pay Rent.

8.             USE OF PREMISES.

Subtenant’s “Proposed Use” is for general office, research and development, laboratory, bio-services activities, construction and operation of a pilot plant facility, and other related legal uses.

9.             PROJECT EXPENSES.

9.1.          Pursuant to the Master Lease, Sublandlord is obligated to pay “Tenant’s Proportionate Share” of “Basic Operating Costs” (as such quoted terms are defined in the Master Lease).  Commencing on the Rent Commencement Date and thereafter during the Term of this Sublease, Subtenant shall reimburse Sublandlord for Subtenant’s Proportionate Share of Basic Operating Costs.  To give effect to this Section 9, the parties agree that Sublandlord shall collect payments from Subtenant for Subtenant’s Proportionate Share of Basic Operating Costs in the same manner as Master Lessor collects Sublandlord’s share of the same from Sublandlord pursuant to Article 7 of the Master Lease, except that (i) Subtenant acknowledges that Master Lessor, and not Sublandlord, shall have control over all books and records relating to Basic Operating Costs, and (ii) Sublandlord shall promptly forward all statements (including statements of “Estimate Basic Operating Costs”) received by Sublandlord from Master Lessor relating to Basic Operating Costs.

9.2.          Based on Master Lessor’s annual statement of “Estimated Basic Operating Costs” rendered pursuant to Section 7.B of the Master Lease, Sublandlord shall estimate Subtenant’s total liability for Subtenant’s Proportionate Share of Basic Operating Costs for the then-current fiscal year, which amount is hereinafter referred to as “Subtenant’s Estimated Share of Annual Basic Operating Costs.”  Subtenant shall remit to Sublandlord, along with each installment of Monthly Fixed Rent, an amount equal to one-twelfth (1/12) of Subtenant’s Estimated Share of Annual Basic Operating Costs.

9.3.          If Sublandlord is entitled to any refund of Basic Operating Costs paid with respect to any fiscal year pursuant to Section 7.C of the Master Lease, then Sublandlord shall promptly notify Subtenant of such fact and shall credit any refund due Subtenant against the next installment of Subtenant’s Estimated Share of Annual Basic Operating Costs (except that with respect to any refund due Subtenant after the Term, such refund shall be paid to Subtenant in cash).  If the total of Subtenant’s payments for Subtenant’s Estimated Share of Annual Basic Operating Costs is less than Subtenant’s actual liability for its Proportionate Share of Basic Operating Costs, then the resulting amount due Sublandlord shall be remitted with the next installment of Fixed Monthly Rent due hereunder.

9.4.          In all cases where Sublandlord is granted the right to contest or audit/inspect Basic Operating Costs (or any component parts thereof), or their allocation to Sublandlord and/or the Master Premises, Sublandlord hereby confers such rights upon Subtenant, so as to permit Subtenant to exercise all such rights on Subtenant’s own behalf.  Alternatively, upon written request received from Subtenant, Sublandlord shall exercise all rights and privileges afforded Sublandlord under Section 7.E of the Master Lease on Subtenant’s behalf, provided that Subtenant shall have first agreed to reimburse Sublandlord for all costs and expenses payable by Sublandlord in exercising such rights of inspection and contest.

9.5.          Subtenant shall have no right to contest Sublandlord’s demand for Subtenant’s Proportionate Share of Basic Operating Costs if and to the extent that Sublandlord is barred, by the express terms of the Master Lease, from contesting and/or auditing/inspecting Basic Operating Costs passed through to Sublandlord.  However, no waiver by Sublandlord of its rights against Master Lessor under the Master Lease (whether pursuant to Article 7 thereof or otherwise) shall be binding on Subtenant vis-a-vis Sublandlord.

9.6.          During the Term (including the Extension, if applicable), Sublandlord agrees to use reasonably prudent measures to enforce all provisions of the Master Lease intended to control and minimize Basic Operating Costs.  Sublandlord shall not be entitled to add to Subtenant’s Proportionate Share of Basic Operating Costs any costs or expenses of Sublandlord or any overhead or administrative fee not included in Master Lessor’s statement to Sublandlord.  Sublandlord’s and Subtenant’s obligations under this Section 9 shall survive the expiration of the Term or earlier termination of this Sublease.

10.           SERVICES.

10.1.        Sublandlord agrees to cause, at Sublandlord’s expense, the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, phone and electricity available to the Sublet Premises and to make available to Subtenant water, sewer, gas, phone and electrical services prior to the Term Commencement Date.

10.2.        Sublandlord shall furnish and provide, or cause Master Lessor to furnish and provide, for the benefit of Subtenant and the Sublet Premises, all services and utilities described in Article 15 of the Master Lease.

10.3.        Subtenant shall be solely responsible for all janitorial service required for the Sublet Premises and for the collection of refuse and garbage from the Sublet Premises.

10.4.        Subtenant shall pay for all electricity usage within the Building.  In order to compensate Subtenant for its payment of costs for utilities consumed in the Remaining Cellegy Space, the parties have agreed that Subtenant shall receive a rent credit, in the amount set forth on Schedule 1, attached hereto, throughout the Sublease Term.

10.5.        Subject to the further terms of this Section 10.5, Sublandlord shall not be liable to Subtenant in damages or otherwise if utilities or services are interrupted or terminated because of necessary repairs, installations, or improvements, or any cause beyond Sublandlord’s reasonable control, nor shall any such interruption or termination relieve Subtenant of the performance of any of its obligations hereunder.

11.           INSURANCE.

11.1.        Sublandlord shall maintain all insurance required of it pursuant to Section 8.B of the Master Lease, in the forms and amounts therein specified.  Sublandlord shall add Subtenant as an additional insured, and Sublandlord’s policy of Commercial General Liability Insurance shall be endorsed to specifically cover Sublandlord’s obligations under Section 27.2 below and to provide that any insurance carried by Subtenant is excess and is non-contributing with any insurance requirement of Sublandlord.

11.2.        During the Term (as it may be extended), Subtenant shall procure and maintain in full force and effect and at Subtenant’s sole cost and expense the following policies of insurance.  Such policies shall be primary and non-contributing and shall name Sublandlord and Master Lessor as additional insureds.

11.2.1.     Subtenant shall procure and maintain during the Term “all risk” property, fire, and extended coverage insurance, including without limitation, coverage of vandalism and malicious mischief, sprinkler leakage coverage and earthquake sprinkler leakage coverage, with respect to Subtenant’s Original Leasehold Improvements, in amounts equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new), and so as to prevent the application of co-insurance provisions.

11.2.2.     A policy or policies of commercial general liability insurance, in the form customary to the locality in which the Sublet Premises are located, insuring Subtenant’s activities, and those of Subtenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires and contractors, with respect to the Sublet Premises against loss, damage or liability for injury or death of any person or loss or damage to property occurring on the Sublet Premises or as a result of occupancy or use of the Sublet Premises and contractual liability coverage for obligations assumed under this Sublease (including without limitation the indemnity provisions of Section 27.1 below), with limits of not less than Three Million Dollars ($3,000,000) per occurrence and Three Million Dollars ($3,000,000) annual aggregate.

11.3.        Sublandlord and Subtenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard, covered or capable of being covered, in whole or in part, by insurance on the Sublet Premises, the Master Premises, the Building, the Project and the Common Areas, or in connection with property in or activities conducted within the Sublet Premises, the Master Premises, the Building, the Project and the Common Areas, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.  Without limiting the foregoing, it is understood and agreed by the parties that the foregoing release extends to damage to caused, directly or indirectly, by earthquake, notwithstanding that such peril may not be required to be insured against.  Each insurance policy required to be carried by Sublandlord or Subtenant under this Sublease shall include a clause or endorsement to the effect the waiver contained herein will not adversely affect or impair such policy or prejudice the right of the insured to recover under such policy, and each such policy shall permit this waiver of liability and contain a waiver of subrogation.

11.4.        Nothing in this Section shall prevent Subtenant carrying insurance of the kind required of Subtenant under a blanket insurance policy or policies which cover other properties owned or operated by Subtenant in addition to the Sublet Premises.

12.           IMPROVEMENTS, ALTERATIONS AND SIGNAGE.

12.1.        This Section 12.1 shall apply only to alterations, additions and improvements installed by Subtenant (or proposed to be installed by Subtenant) within the Second Floor Space or lab areas located in the First Floor Space (collectively, “Lab and Office Space”), and then only if installed (or proposed to be installed) after Subtenant has opened for business within the Sublet Premises.  Subtenant shall not make any alterations to the Lab and Office Space without first obtaining (i) the written consent of Sublandlord, which shall not be unreasonably withheld, and (ii) the written consent of Master Lessor, in accordance with the terms and conditions of the Master Lease, except that Subtenant shall be permitted to make non-structural alterations, additions and improvements within the Lab and Office Space without Sublandlord’s prior consent (but nevertheless subject to any consent of Master Lessor required by the Master Lease).

12.2.        This Section 12.2 shall apply only to alterations, additions and improvements installed by Subtenant (or proposed to be installed by Subtenant) within the parts of the First Floor Space devoted to Subtenant’s pilot plant facility (the “Pilot Plant Space”), and then only if installed (or proposed to be installed) after Subtenant has opened for business within the Sublet Premises.  Subtenant shall not make any alterations to the Pilot Plant Space without first obtaining the written consent of Master Lessor, in accordance with the terms and conditions of the Master Lease.  Alterations to the Pilot Plant Space shall not require the consent of Sublandlord so long as Subtenant complies with all terms of the Master Lease regarding their installation and removal.

12.3.        All alterations, additions and improvements shall be constructed in accordance with the terms governing such construction contained in the Master Lease.  On the expiration or earlier termination of this Sublease, all alterations, additions and improvements installed by Subtenant (to the extent not comprising Subtenant’s Property) shall be abandoned and surrendered with the Sublet Premises, or alternatively, shall be removed (and Subtenant shall repair any damage occasioned by such removal) if removal is required by the express terms of the Master Lease or was an express condition to Master Lessor’s consent to the original installation or construction of such alterations, additions and improvements.

12.4.        Subtenant, at its cost, shall have the right to install or place Subtenant’s exterior and interior signage to the maximum extent permitted by the Master Lease, except that Subtenant shall first obtain the prior written consent of Master Lessor to the size, color and overall design of such signage.  All additional or subsequent exterior signage shall require the consent of Master Lessor, to the extent so provided in the Master Lease.  Subtenant’s signage shall not require the consent of Sublandlord so long as Subtenant complies with all terms of the Master Lease regarding installation and removal of signage.  All signage of Subtenant shall be in compliance with all applicable laws, regulations and rules.

12.5.        This Section 12 shall not apply to the installation, use and removal of “Subtenant’s Property” (as defined in Section 15.1 below) nor to any Original Leasehold Improvements installed by Subtenant prior to its opening for business.

13.           MAINTENANCE AND REPAIRS; IMPROVEMENTS REQUIRED BY LAW.

13.1.        Except as otherwise provided in Section 13.2 below, Subtenant covenants and agrees that during the Term (including the Extension, if applicable), Subtenant shall, at Subtenant’s expense, maintain and repair the interior of the Sublet Premises to the same extent as Sublandlord is required to maintain and repair the interior of the Master Premises pursuant to the Master Lease.

13.2.        Throughout the Term, Sublandlord shall be solely responsible for undertaking (or causing Master Lessor to undertake, subject to the Master Lease) all maintenance, repairs and replacements of the following items, all without reimbursement from Subtenant (except and unless such items are Master Lessor’s responsibility and the costs thereof are eligible for inclusion in Basic Operating Costs):

13.2.1.     All maintenance, repairs and replacement (if and when required) of the existing heating, ventilation and air-conditioning system serving the Sublet Premises, except that Sublandlord shall not be responsible for repairs, maintenance or replacements of new HVAC equipment installed by Subtenant or new components, or additions to existing HVAC systems made by Subtenant;

13.2.2.     All maintenance, repairs and replacement (if and when required) of the roof structure and roof membrane;

13.2.3.     All maintenance, repairs and replacements required for structural elements of the Sublet Premises, the Building and all Common Areas;

13.2.4.     All maintenance, repairs and replacements required for the Building slab or foundations, and structural walls;

13.2.5.     All repairs and replacements required to correct latent defects in the design or construction of the Building, the Project or the Common Areas;

13.2.6.     All maintenance, repairs and replacements required for the Building plumbing and electrical systems from the property lines to the interior point of access to the Sublet Premises; and

13.2.7.     All maintenance, repairs and replacements required for the normal upkeep of the Building exterior, landscaping, Common Areas and improvements and facilities located in Common Areas, consistent with the character of other first-class office and R&D buildings in the South San Francisco area.

13.3.        Subtenant shall observe and comply with the requirements of all covenants, conditions and restrictions of record, and all Legal Requirements now or hereafter in effect, which apply to the Sublet Premises by reason of the specific uses being made of the Sublet Premises by Subtenant (i.e., apart from general office, R&D, light manufacturing and laboratory uses) or by reason of any improvements or alterations proposed or undertaken by Subtenant or by reason of any repairs or maintenance required of Subtenant hereunder.  Sublandlord shall be responsible, at Sublandlord’s sole cost and expenses and without reimbursement from Subtenant (unless Master Lessor has responsibility for the same and is entitled to include its costs in Basic Operating Costs), for making (or for causing Master Lessor to make) all repairs, replacements, improvements and alterations required in order to keep the Building, the Project and the Common Areas in compliance with all Legal Requirements, if and to the extent that the same is not Subtenant’s responsibility under the preceding sentence.

14.           DAMAGE OR DESTRUCTION.

14.1.        If the Building or the Master Premises are damaged or destroyed by fire or other casualty such that the Master Lease is capable of being terminated by Sublandlord, either in accordance with Article 24 of the Master Lease or upon application of the Master Lessor, Sublandlord agrees not to assent to any termination of the Master Lease without obtaining the prior written consent of Subtenant, which consent may be withheld in Subtenant’s sole and absolute discretion so long as Subtenant provides Sublandlord with reasonable assurance that Subtenant shall assume all responsibility of the “Tenant” under the Master Lease vis-à-vis any reconstruction of the Master Premises or the “Tenant Improvements.”

14.2.        If the Building or the Master Premises are damaged or destroyed by fire or other casualty and the Master Lease is terminated under circumstances other than those set forth in section 14.1 above, then this Sublease shall automatically terminate at the same time.  In the event of a termination of the Master Lease as aforesaid, this Sublease shall be null and void and of no further force or effect and the parties shall have no further rights or obligations hereunder.

14.3.        If the Building or the Sublet Premises are so substantially damaged or destroyed by fire or other casualty such that Subtenant is unable to conduct its normal business at the Sublet Premises, then regardless of any action or inaction of Sublandlord or Master Lessor pursuant to Article 24 of the Master Lease, Subtenant may terminate this Sublease by delivering written notice to Sublandlord if the required repairs, restoration or reconstruction are not commenced within ninety (90) days from the date of the casualty or if the Sublet Premises is not in fact repaired, restored or reconstructed to substantially the same condition in which it was immediately prior to the casualty (except for Subtenant’s Original Leasehold Improvements) within six (6) months of the date of the casualty.  Subtenant may terminate this Sublease by giving written notice of termination at any time after the ninetieth (90th) day following the date of the casualty unless the work of repair, restoration or reconstruction has been commenced prior to delivery of Subtenant’s notice, or by giving written notice of termination at any time after the sixth (6th) month following the date of the casualty unless the work of repair, restoration or reconstruction has been completed prior to delivery of Subtenant’s notice.  In the event of a termination of the Lease as aforesaid, this Sublease shall be null and void and of no further force or effect and the parties shall have no further rights or obligations hereunder.

14.4.        Subtenant shall be entitled to a prorated deduction of all Rental for that period of time which the Sublet Premises is untenantable, which deduction shall be based on the proportion of the space rendered untenantable bears to the space originally demised; provided, however, if Subtenant is unable, in its reasonable business judgment, to operate its business in the Sublet Premises, there shall be a full abatement of all Rental due hereunder.

14.5.        Notwithstanding anything to the contrary contained in this Sublease, (i) Sublandlord shall have no right, title, interest or claim to insurance maintained by

Subtenant with respect to Subtenant’s Property and Original Leasehold Improvements, including, but not limited to insurance proceeds payable with respect thereto, and (ii) Subtenant shall have no right, title, interest or claim to insurance maintained by Sublandlord with respect to Sublandlord’s “Tenant Improvements” in the Sublet Premises, including but not limited to, insurance proceeds payable with respect thereto.

14.6.        Sublandlord agrees to accept the insurance proceeds recoverable under Sublandlord’s property insurance (as described in Section 8.B of the Master Lease) as payment in full for any loss or damage to its property located in the Sublet Premises, including any “Tenant Improvements” belonging to Sublandlord located in the Sublet Premises, and not to make any claim against or otherwise seek to recover from Subtenant any additional sum for any loss or damage to the improvements located in the Sublet Premises which occur and arise as a result of matters which can be covered by insurance, whether or not Sublandlord elects or fails to so insure and whether or not such loss or damage was caused by the acts or omissions of Subtenant or Subtenant’s employees, agents, contractors, invitees or other person or cause which Subtenant may be responsible for under law.

15.           SUBTENANT’S PROPERTY AND WAIVER OF SUBLANDLORD’S LIEN.

15.1.        “Subtenant’s Property” shall mean all signs, trade fixtures, business equipment, inventory, trademarked items, counters, shelving, showcases, furniture, mirrors and other removable personal property installed in and removed from the Sublet Premises from time to time by Subtenant.  All of Subtenant’s Property shall remain the property of Subtenant (it being understood and agreed that numerous cubicles presently in the Sublet Premises were the property of Inktomi, a prior subtenant, and that Subtenant assumes all responsibility for the disposition or purchase of said cubicles).  Sublandlord agrees that Subtenant shall have the right, at any time and from time to time, to remove any and all of Subtenant’s Property.  Subtenant, at its expense, shall immediately repair any damage occasioned by the removal of Subtenant’s Property, shall leave the Sublet Premises in a neat and clean condition, normal wear and tear and damage due to casualty excepted.  Subtenant shall pay before delinquency all license fees and public charges levied, assessed or imposed upon its business operation in the Sublet Premises as well as upon Subtenant’s Property.  If any such items of property are assessed with property of Sublandlord, then such assessment shall be equitably divided between Sublandlord and Subtenant.

15.2.        From time to time, some or all of Subtenant’s Property may be financed or owned by someone other than Subtenant.  To the extent that any of Subtenant’s Property is financed or owned by someone other than Subtenant, (i) Sublandlord agrees that such Subtenant’s Property is not Sublandlord’s property no matter how the same is affixed to the Sublet Premises or used by Subtenant and agrees to recognize the rights of the lender or owner of Subtenant’s Property, and (ii) Sublandlord waives any claim arising by way of any Sublandlord’s lien (whether created by statute or by contract) or otherwise with respect to Subtenant’s Property and agrees to sign and deliver to any lender, secured creditor or lessor a waiver of any lien Sublandlord may have on Subtenant’s Property if required by such lender, secured creditor or lessor.

15.3.        Sublandlord’s Movable Property.  Sublandlord hereby acknowledges that lab benches, countertops, fume hoods and other non-movable furniture, fixtures and equipment now located within the Sublet Premises are the property of Sublandlord but are leased to Subtenant as part of the sublease of the Sublet Premises, and that the stipulated Monthly Fixed Rent compensates Sublandlord in full for Subtenant’s use of such furniture, fixtures and equipment throughout the Term. Unless such movable property is purchased by Subtenant, such property shall be surrendered to Sublandlord at the end of the Term together with the Sublet Premises.

16.           ASSIGNMENT AND SUBLETTING.

16.1.        Subtenant shall have the absolute right to sublet, assign or otherwise transfer its interest in this Sublease to any company, partnership or joint venture with which VaxGen, Inc. is affiliated, including Celltrion, Inc., or to a corporation or other entity with which any of the foregoing persons may merge or consolidate (“Permitted Transfer”), without Sublandlord’s approval, written or otherwise, as long as Subtenant remains liable for full performance of all its obligations under this Sublease.

16.2.        The consent of Sublandlord to any other transfer, assignment, subletting, license or concession agreement or hypothecation shall not be unreasonably withheld, conditioned or delayed, provided however, Subtenant shall remain fully liable for performance of all obligations of “Subtenant” under this Sublease.  If Sublandlord fails to respond to any request by Subtenant for Sublandlord’s consent or approval within thirty (30) days of such request, the consent or approval of Sublandlord shall deemed given.  Sublandlord’s review shall be limited to the subtenant’s or assignee’s intended use of the Sublet Premises, which intended use shall not be in violation of a recorded use restriction or be illegal or immoral.

16.3.        Nothing herein shall obviate the necessity of Subtenant’s obtaining the consent of Master Lessor to any transfer, assignment, subletting, license or concession agreement or hypothecation, to the extent such consent is required under the Master Lease (as the same may be modified by the agreement referred to in Section 6 above).  Sublandlord agrees to assist Subtenant in obtaining Master Lessor’s approval to any proposed assignment of this Sublease or sub-sublease of the Sublet Premises.

16.4.        If Subtenant sublets any portion of the Second Floor Space, then except in the case of a Permitted Transfer (as described above in Section 16.1) and unless the Sublet Premises comprise the entire Master Premises by reason of Sublandlord having previously elected to “put” the Remaining Cellegy Space to Subtenant in accordance with Section 30 below, sixty percent (60%) of any rent or other consideration paid to Subtenant by such sub-subtenant which exceeds the rent payable by Subtenant to Sublandlord for the Second Floor Space as set forth in this Sublease (“Excess Rent”) shall be paid by Subtenant to Sublandlord as additional Rent.  Excess Rent shall be net of the following sums paid to Subtenant at the time the Second Floor Space is subleased:  commercially reasonable amounts paid by the transferee for the use or ownership of furniture, fixtures and equipment belonging to Subtenant, or for the use of tenant improvements paid for by Subtenant.  In addition, Excess Rent shall be calculated after Subtenant has recouped any out-of-pocket costs and expenses paid or incurred by Subtenant in connection with such assignment or subletting, including attorneys’ fees, brokerage commissions, advertising expenses, and tenant improvement costs.

17.           PARKING.

Subtenant shall have the use, on a non-exclusive basis (i.e., shared with other Occupants and their customers, guests and invitees), of the parking facilities for the Building, and shall have access to not fewer than 3 unreserved, undesignated parking space for each 1,000 rentable square feet of the Sublet Premises.  All parking shall be available to Subtenant, its customer, invitees, employees and agents, seven days a week, 24 hours a day, at no cost or expense to Subtenant throughout the entire Term (including the Extension, if applicable).  Without Subtenant’s written consent, Sublandlord shall not reduce or reconfigure parking spaces, nor grant rights to use such parking to persons other than Occupants and their customers, guests, invitees and employees (nor shall Sublandlord permit Master Lessor to undertake any of the foregoing, if Sublandlord has rights to object thereto pursuant to the Master Lease).  Subtenant shall direct its employees to use designated employee parking, and Sublandlord shall obtain and enforce similar commitments from all other Occupants of the Master Premises.

18.           DEFAULT.

18.1.        The occurrence of any of the following shall constitute a default and breach of this Sublease by Subtenant (hereinafter “Event of Default”):

18.1.1.     Any failure by Subtenant to pay Monthly Fixed Rent or make any other payment required to be made by Subtenant hereunder within ten (10) days after receipt of written notice from the Sublandlord.  Notwithstanding the foregoing, Subtenant shall not be in default for non-payment of Rent if (1) there exists a good faith dispute regarding the amount of such Rent or Subtenant’s liability therefor, and (2) Subtenant has paid all Rent not in dispute, and (3) Subtenant has deposited the amount of all disputed Rent into an independent escrow with instructions for such sums not to be released except upon the written concurrence of both Sublandlord and Subtenant, and (4) Subtenant thereafter takes reasonable measures to resolve the dispute with Sublandlord as expeditiously as possible by whatever legal means are permitted or required by this Sublease.

18.1.2.     Failure to perform any other provision of this Sublease if the failure to perform is not cured within 30 days after written notice specifying the default has been given to Subtenant.  If the default cannot reasonably be cured within 30 days, Subtenant shall not be in default of this lease if Subtenant commences to cure the default within the 30 day period and diligently and in good faith continues to cure the default.

18.1.3.     The making by Subtenant of any general assignment for the benefit of creditors, the filing by or against Subtenant of a petition to have Subtenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Subtenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession that is not restored to Subtenant within thirty (30) days, or the attachment, execution or other judicial seizure that is not discharged within thirty (30) days.

18.2.        In the Event of Default by Subtenant, then Sublandlord shall have the option to pursue any of the following remedies, which shall not be exclusive, but rather cumulative and in addition to any other remedies to the extent permitted by applicable law:

18.2.1.     Terminate this Sublease by giving notice of termination to Subtenant, in which event Subtenant shall immediately surrender the Sublet Premises to Sublandlord, and if Subtenant fails to do so, Sublandlord may, without prejudice to any other remedy which he may have for possession or arrearages in Monthly Fixed Rent, enter upon and take possession of the Sublet Premises and expel or remove Subtenant and any other person who may be occupying the Sublet Premises or any part thereof without breaching the peace.

18.2.2.     Enter upon and take possession of the Sublet Premises without terminating this Sublease and expel or remove Subtenant and any other person who may be occupying the Sublet Premises or any part thereof without breaching the peace, and, Sublandlord shall use its best efforts to relet the Sublet Premises on commercially reasonable terms and receive the rental therefor; and Subtenant agrees to pay to Sublandlord on demand any deficiency on a monthly basis that may arise by reason of such reletting.  If Sublandlord elects to relet the Sublet Premises as provided in this sub-paragraph, rent that Sublandlord receives from reletting shall be applied to the payment of:  First, to all costs, including for maintenance, incurred by Sublandlord in reletting; the balance, to Rent due and unpaid under this Sublease.  After deducting the payments referred to in this sub-paragraph, any sum remaining from the rent Sublandlord receives from reletting shall be held by Sublandlord and applied in payment of future Rent due under this Sublease.  In no event shall Subtenant be entitled to any excess rent received by Sublandlord.

18.2.3.     Enter upon the Sublet Premises without breaching the peace, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any reasonable expenses which Sublandlord may incur in thus effecting compliance with Subtenant’s obligations under this Sublease plus interest at a rate equal to the lesser of (i) the Default Rate, or (ii) the maximum rate permitted by law, from the date of any expenditure until Sublandlord has been paid for same.

18.3.        On termination of this Sublease, Sublandlord has the right to recover from Subtenant:  (a) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Sublease; (b) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Sublease until the time of award exceeds the amount of the loss of rent that Subtenant proves could have been reasonably avoided; (c) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Subtenant proves could have been reasonably avoided; and (d) any other amount, and court costs, necessary to compensate Sublandlord for all detriment proximately caused by Subtenant’s default.

“The worth, at the time of the award,” as used in (a) and (b) of this sub-paragraph, is to be computed by allowing interest at the Default Rate.  “The worth, at the time of the award,” as referred to in (c) of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

18.4.        If Subtenant shall fail to pay, when the same is due and payable and after proper notice and the expiration of all cure periods, any Monthly Fixed Rent, said unpaid amounts shall bear interest from the due date thereof to the date of payment at the Default Rate.  Subtenant shall, in addition, pay as additional Rent a one-time fee of two percent (2%) of the late payment, for processing of late payments (a late payments being defined as a sum overdue and unpaid after proper notice and the expiration of all cure periods).

18.5.        Sublandlord shall immediately forward to Subtenant any and all notices received from Sublandlord alleging a default under the Master Lease (or alleging the existence of facts or circumstances that with the passage of time or giving of further notice or both would constitute a default).  After the lapse of the applicable grace period following notice specified in Section 18.6 below, Sublandlord shall be in default of this Sublease for its failure to enforce provisions of the Master Lease that are material to Subtenant’s occupancy of the Sublet Premises and upon the happening of any event not caused by Subtenant that would entitle Master Lessor to terminate the Lease because of a default by Sublandlord.

18.6.        If Sublandlord should be in default in the performance of any of its obligations under this Sublease, which default continues for a period of more than thirty (30) days after receipt of written notice from Subtenant to Sublandlord specifying such default (or for more than five (5) days after receipt of written notice from Subtenant in the case of any default under the Master Lease that would entitle Master Lessor to terminate the Master Lease), or if such default is of a nature to require more than thirty (30) days for remedy, but Sublandlord has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete cure, Subtenant may, but shall not be obligated to, perform such obligations of Sublandlord or otherwise remedy Sublandlord’s default(s); and Sublandlord shall pay to

Subtenant on demand the cost of Subtenant’s corrective action, plus interest on such costs at the Default Rate until paid.

19.           CONDEMNATION.

19.1.        If the Project, Building or Master Premises are taken in condemnation, or transferred in lieu thereof, such that the Master Lease is terminated by Sublandlord or Master Lessor in accordance with Article 23 of the Master Lease, then this Sublease shall automatically terminate at the same time.  In the event of a termination of the Lease as aforesaid, this Sublease shall be null and void and of no further force or effect and the parties shall have no further rights or obligations hereunder.

19.2.        This Section 19.2 shall apply as between Sublandlord and Subtenant regardless of the rights and obligations of Master Lessor and Sublandlord under Article 23 of the Master Lease.  If ten percent (10%) or more of the Sublet Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, then, at the election of either Sublandlord or Subtenant, this Sublease shall terminate and expire as of the date of such taking, and both Sublandlord and Subtenant shall thereupon be released from any liability thereafter accruing hereunder.  Unless reasonably adequate substitute parking can be provided, if more than twenty percent (20%) of the square footage of the parking area of the Building is taken under the power of eminent domain by any public or quasi-public authority, then Subtenant shall have the right to terminate this Sublease as of the date of the taking.  If less than twenty percent (20%) of the applicable parking is so taken by eminent domain, then this Sublease shall remain in full force and effect, but Sublandlord shall use its best efforts to provide adequate substitute parking to Subtenant.  Any termination notice pursuant to this Section 19.2 must be delivered within sixty (60) days after the date the applicable property is taken by the condemning authority.

19.3.        Whether or not this Sublease is terminated, nothing herein shall be deemed to affect Subtenant’s right to receive compensation for damages to Subtenant’s Property and Original Leasehold Improvements.  Subtenant shall have the right to pursue its claim for damages against the condemning authority in connection with any eminent domain proceeding.  If this Sublease is terminated pursuant to this Section 19, all Monthly Fixed Rent and other charges for the last month of Subtenant’s occupancy shall be prorated and Sublandlord shall refund to Subtenant any Monthly Fixed Rent or other charges paid in advance.

19.4.        If this Sublease is not terminated in accordance with the foregoing provisions of this Section 19, Subtenant shall remain in that portion of the Sublet Premises which shall not have been appropriated or taken, and Sublandlord agrees, at Sublandlord’s cost and expense, as soon as reasonably possible, to restore the remaining portion of the Sublet Premises to a complete unit of like quality and character as existed prior to such appropriation or taking, and, thereafter, all Monthly Fixed Rent and payment obligations of Subtenant shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining.  For purposes of this Section 19, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

19.5.        Sublandlord represents and warrants that at the Effective Date, it has no actual or constructive knowledge of any proposed condemnation, road or access or visibility changes, including turn restrictions, barriers or medians, overpasses, underpasses or bypasses, that would affect the Project, the Building, the Common Areas or the Sublet Premises or Subtenant’s Proposed Use of any part of the Building or the Sublet Premises.

20.           AMENDMENT OF MASTER LEASE.

Without Subtenant’s informed written consent, Sublandlord shall not amend, nor consent to any amendment of, the Master Lease if the effect of such amendment is to restrict or impair any of Subtenant’s rights, or increase any of Subtenant’s burdens or liabilities, under this Sublease or the Master Lease as presently in effect.  References herein to the Master Premises and to provisions of the Master Lease mean the Master Premises and the Master Lease as in effect on the Effective Date.

21.           COSTS AND ATTORNEYS’ FEES

If Sublandlord or Subtenant shall bring any action against the other arising out of this Sublease, the prevailing party shall be reimbursed by the other party for reasonable attorneys’ fees and costs incurred in such suit, at trial and on appeal, and such attorneys’ fees and costs shall be deemed to have accrued on the commencement of such action.

22.           NOTICES.

All notices, demands, or other communications of any type (herein collectively referred to as “Notices”) given by Sublandlord to Subtenant or by Subtenant to Sublandlord, whether required by this Sublease or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Sublease.  All Notices shall be legible and in writing and shall be delivered to the person to whom the Notice is directed, either in person with a receipt requested therefor or sent by a recognized overnight courier service for next day delivery or by United States certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth in Section 1.1, and the same shall be effective (a) upon receipt or refusal if delivered personally, (b) one (1) business day after depositing with such an overnight courier service, or (c) three (3) business days after deposit in the mails if mailed, addressed to Sublandlord and Subtenant.  Either party hereto may change the address for Notices specified above by giving the other party ten (10) days advance written Notice of such change of address.

23.           QUIET ENJOYMENT.

Sublandlord covenants and agrees that so long as Subtenant has not committed a default under this Sublease, Subtenant shall have quiet and peaceful possession of the Sublet Premises and shall enjoy all of the rights herein granted without interference by Sublandlord or anyone claiming by, through, or under Sublandlord or the Master Lessor.

24.           HAZARDOUS SUBSTANCES.

24.1.        Sublandlord represents that, to the best of its knowledge, that no Hazardous Substances are present in the Building, the Common Areas or the Project in amounts or under circumstances that violate any Legal Requirements, and that no leak, spill, discharge, emission or disposal of Hazardous Substances has occurred, and that the soil and groundwater under the Project is free of Hazardous Substances as of the date hereof.  Sublandlord further covenants that if Hazardous Substances are now or hereafter present in the Building, the Common Areas or the Project in amounts or under circumstances that violate any Legal Requirements, or if any leak, spill, discharge, emission or disposal of Hazardous Substances has occurred or hereafter occurs, or if the soil and groundwater under the Project is now or hereafter contaminated with Hazardous Substances, that unless Subtenant has responsibility therefor in accordance with Section 24.2 below, Sublandlord shall bear all responsibility for investigating and remediating (or for causing Master Lessor to investigate and remediate, subject to the Master Lease) the environmental condition at Sublandlord’s sole cost and expense, and without reimbursement from Subtenant (except and unless such items are Master Lessor’s responsibility and the costs thereof are eligible for inclusion in Basic Operating Costs).  Sublandlord agrees to indemnify, defend, protect and hold Subtenant and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney’s fees, consultants fees, and expert fees which arise during or after the Term in connection with the presence or suspected presence of Hazardous Substances in, on or under the Building, the Common Areas or the Project, unless such Hazardous Substances are present as the result of the negligence or wilful misconduct of Subtenant, its officers, employees or agents.  Without limiting the generality of the foregoing, this indemnification specifically covers costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Substances in, on or under the Building, the Common Areas or the Project, unless the Hazardous Substances are present as the result of the negligence or wilful misconduct of Subtenant, its officers, agents or employees.  Without limiting the generality of the foregoing, this indemnification shall also specifically cover costs in connection with:

24.1.1.     Hazardous Substances present or suspected to be present in the soil, ground water or soil vapor on or under the Project before the date hereof;

24.1.2.     Hazardous Substances that migrate, flow, percolate, diffuse or in any way move onto or under the Project after date hereof; or

24.1.3.     Hazardous Substances present on or under the Project as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Project during or after the Term by any person or entity.

24.2.        Subtenant shall not use, store, generate, transit or dispose of any Hazardous Substances upon, in about, or under the Sublet Premises, except any use or storage of any such Hazardous Substances customarily used in business offices, provided that such use or storage complies with all Legal Requirements.  Subtenant agrees to indemnify, defend, protect and hold Sublandlord and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney’s fees, consultants fees, and expert fees which arise during or after the Term resulting from the discharge, dumping, spilling (accidental or otherwise) onto the Project by Subtenant or any of its employees, agents, contractors or invitees.  Without limiting the generality of the foregoing, this indemnification specifically covers costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision.

25.           SURVIVAL OF SUBLEASE.

All representations, warranties and indemnities contained in this Sublease shall survive the termination or expiration of this Sublease.

26.           ESTOPPEL CERTIFICATE.

Subtenant and Sublandlord agree at any time and from time to time, upon not less than ten (10) business days’ prior written request from the other party, to execute, acknowledge and deliver to the requesting party a statement in writing, in form and content reasonably acceptable to both parties, an estoppel certificate certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which Monthly Fixed Rent has been paid and certifying that it is not in default (or if a default is alleged, stating the nature of the alleged default), and further certifying such other matters as the requesting party shall require.  It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, lender, subtenant, assignee or any entity which is a party to a potential merger, consolidation with or to the acquisition of substantially all of the assets or stock of Sublandlord, or Subtenant.

27.           INDEMNIFICATION.

27.1.        Except as to matters governed by Section 24 above, Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, demands, liabilities, and expenses, including attorney’s fees, arising from Subtenant’s use of the Sublet Premises or from any act permitted, or any omission to act in violation of any contractual or legal obligation to take action, in or about the Sublet Premises, the Building or the Project, by Subtenant or its agents, employees, contractors, customers or invitees, or from any breach or default by Subtenant of this Sublease, except to the extent caused by Sublandlord’s negligence or willful misconduct.  In the event any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant shall defend the same at Subtenant’s expense by counsel reasonably satisfactory to Sublandlord.

27.2.        Except as to matters governed by Section 24 above, Sublandlord shall indemnify and hold Subtenant harmless from and against any and all claims, demands, liabilities, and expenses, including attorney’s fees, arising from Sublandlord’s obligations or use of the Master Premises, the Sublet Premises, the Building or the Project, or from any act permitted, or any omission to act in violation of any contractual or legal obligation to take action, in or about the Master Premises, the Sublet Premises, the Building or the Project by Sublandlord or its agents, employees, contractors, or invitees, or from any breach or default by Sublandlord of this Sublease, except to the extent caused by Subtenant’s negligence or willful misconduct.  In the event any action or proceeding shall be brought against Subtenant by reason of any such claim, Sublandlord shall defend the same at Sublandlord’s expense by counsel reasonably satisfactory to Subtenant.

28.           REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD.

To induce Subtenant to execute, deliver and perform this Sublease and without regard to any independent investigations made by Subtenant, Sublandlord represents and warrants to Subtenant on and as of the Effective Date as follows:

28.1.        Sublandlord has full capacity, right, power and authority to execute, deliver and perform this Sublease and all documents to be executed by Sublandlord pursuant hereto, and all required action and approvals therefor have been duly taken and obtained.  The individuals signing this Sublease and all other documents executed or to be executed pursuant hereto on behalf of Sublandlord are and shall be duly authorized to sign the same on Sublandlord’s behalf and to bind Sublandlord thereto.  This Sublease and all documents to be executed pursuant hereto by Sublandlord are and shall be binding upon and enforceable against Sublandlord in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default or permit acceleration of maturity under, any indenture, mortgage, deed of trust, loan agreement or other agreement to which Sublandlord, Master Lessor or the Master Premises is subject or by which Sublandlord, Master Lessor or the Master Premises is bound.

28.2.        There are no claims, causes of action or other litigation or proceedings pending or, to the best of Sublandlord’s knowledge, threatened in respect to the ownership, operation or environmental condition of the Building or the Master Premises or any part thereof (including disputes with mortgagees, governmental or quasi-governmental authorities, utility companies, contractors, adjoining land owners or suppliers of goods or services), except for claims which are fully insured and as to which the insurer has accepted defense without reservation.

28.3.        To the best of Sublandlord’s knowledge, there are no existing violations of any Legal Requirements, including the ADA, with respect to the Building, the Common Areas or the Project, which have not been heretofore entirely corrected.  In the event Sublandlord has knowledge of any such violations, Sublandlord shall cure such violations prior to the date that Subtenant takes possession of the Sublet Premises.

29.           SECURITY DEPOSIT.

Subtenant agrees to deposit with Sublandlord, immediately upon this Sublease becoming effective and binding, a Security Deposit in the amount stated in Section 1.1.15 above, which sum shall be held by Sublandlord, without obligation for interest, as security for the performance of Subtenant’s covenants and obligations under this Sublease.  The Security Deposit is not an advance rental deposit or a measure of damages incurred by Sublandlord in case of Subtenant’s default.  Upon the occurrence of any Event of Default, Sublandlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Sublandlord hereunder, and any other damage, injury, expense or liability caused by such Event of Default.  Any remaining balance of the Security Deposit shall be returned by Sublandlord to Subtenant at such time after termination of this Sublease that all of Subtenant’s obligations under this Sublease have been fulfilled.  Sublandlord may use and commingle the Security Deposit with other funds of Sublandlord.

30.           SPECIAL RIGHTS RELATING TO REMAINING CELLEGY SPACE.

The portion of the Master Premises not comprising a part of the Sublet Premises is referred to in this Section 30 as the “Remaining Cellegy Space.”

30.1.        At any time during the original Term, Sublandlord may, on at least one hundred and eighty (180) days advance written notice to Subtenant, require Subtenant to add the Remaining Cellegy Space to the Sublet Premises.  Any such election by Sublandlord under this Section 30.1 shall be irrevocable once made and communicated to Subtenant.  Upon delivery of the Remaining Cellegy Space to Subtenant, Monthly Fixed Rent shall be increased by an amount equal to Two and 25/00 Dollars ($2.25) per rentable square foot of the Remaining Cellegy Space.  The Remaining Cellegy Space shall be treated as having been delivered to Subtenant on the latest of the following dates:  when exclusive possession of such space is tendered to Subtenant (with Master Lessor’s consent having been obtained for such expansion of the Sublet Premises and with the Remaining Cellegy Space being broom clean and in the same general condition as on the date hereof); the date specified for delivery (if any) specified in Sublandlord’s written notice of Sublandlord’s election under this Section30.1; or the 180th day following the date that Sublandlord’s written notice (exercising its option under this Section) is received by Subtenant.  Sublandlord covenants and agrees not to sublease any of the Remaining Cellegy Space (nor permit its occupancy by any third persons) during the entire original Term.  Sublandlord’s election to “put” the Remaining Cellegy Space to Subtenant may only be exercised with respect to the entire Remaining Cellegy Space.

30.2.        Regardless of Sublandlord’s rights or intentions under Section 30.1 above, Subtenant shall have the right to add all (but not less than all) the Remaining Cellegy Space to the Sublet Premises at any time during the continuance of an event of default under the Master Lease.  Any such election by Subtenant under this Section must be delivered after Subtenant has received notice of an event of default under the Master Lease and prior to a cure of such default by Sublandlord.  Upon delivery of the Remaining Cellegy Space to Subtenant, Monthly Fixed Rent shall be increased by an amount equal to Two and 25/00 Dollars ($2.25) per rentable square foot of the Remaining Cellegy Space.  The Remaining Cellegy Space shall be treated as having been delivered to Subtenant when exclusive possession of such space is tendered to Subtenant.

30.3.        Upon the Remaining Cellegy Space being added to the Sublet Premises, Subtenant’s Propertionate Share shall be adjusted to 100% and Subtenant shall have the right to all parking privileges accorded to Sublandlord under the Master Lease.

31.           SPECIAL RECAPTURE RIGHT.

This Section 31 shall not be applicable from and after Sublandlord has made an election under Section 30.1 above to put the Remaining Cellegy Space to Subtenant or after Subtenant has elected to add the Remaining Cellegy Space to the Sublet Premises under Section 30.2 above.  Subject to the foregoing, Sublandlord shall have the option of recapturing any part of the Sublet Premises located on the second floor of the Building that is vacated by Subtenant during the Term.  Subtenant agrees to notify Sublandlord in writing promptly after all or any material part of the Second Floor Space is vacated by Subtenant, and Subtenant shall have at least thirty (30) days from the exercise of Sublandlord’s recapture right (which shall be exercised by written notice to Subtenant and shall thereupon be irrevocable) to remove all property, equipment and fixtures belonging to Subtenant located in the subject space.  Upon the affected space being recaptured by Sublandlord, the Monthly Fixed Rent and Subtenant’s Proportionate Share shall be adjusted to reflect the diminution in rentable area of the Sublet Premises (and of the Second Floor Space), and the affected space shall be added to and become a part of the Remaining Cellegy Space for all purposes of Section 30 above.

32.           MISCELLANEOUS.

32.1.        Any and all discussions and negotiations between Sublandlord and Subtenant have been merged into this Sublease.  No rights are conferred upon Sublandlord until this Sublease has been executed by Subtenant.  Any and all representations and agreements by either of the parties or their agents made during negotiations prior to execution of this Sublease and which representations are not contained in this Sublease shall not be binding upon either of the parties.

32.2.        Sublandlord and Subtenant represent and warrant to each other that they have not had any dealings with any real estate brokers, finders or agents in connection with this Sublease other than CB Richard Ellis.  Such broker shall be compensated in accordance with a separate agreement between such broker and Subtenant.

32.3.        All terms and words used in this Sublease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Sublease or any portion of this Sublease may require, the same as if such words had been fully and properly written in the number and gender.

32.4.        This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

32.5.        Sublandlord and Subtenant are not and shall not be considered joint venturers nor partners and neither shall have power to bind or obligate the other except as set forth in this Sublease.

32.6.        If any provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

32.7.        No modification, alteration or amendment of this Sublease shall be binding unless in writing and executed by both parties hereto.

32.8.        The headings to the Sections of this Sublease are inserted only as a matter of convenience and for reference, and in no way confine, limit or proscribe the scope or intent of any Section of this Sublease, nor in any way affect this Sublease.

32.9.        This Sublease shall be binding upon and inure to the benefit of the parties and any subtenants and their heirs, administrators, executors, successors and assigns.

32.10.      Time is of the essence of this Sublease and each provision; provided, however, if the final (but not any interim) date of any period set forth herein falls on a Saturday, Sunday or legal holiday under the laws of the United States of America, the final date of such period shall be extended to the next business day.

32.11.      If Sublandlord or Subtenant is delayed or prevented from performing any of its obligations under this Sublease by reason of strike, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or any other cause beyond that party’s control (collectively, “Force Majeure”), the period of such delay or such prevention shall be deemed added to the time period herein provided for the performance of any such obligation by that party.

32.12.      This Sublease shall be governed by and construed and interpreted in accordance with the laws of the state in which the Building is located.

32.13.      Each party hereto has reviewed and revised (or requested revisions of) this Sublease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Sublease or any Exhibits hereto.

32.14.      Whenever either party is entitled to exercise its discretion hereunder, or to give or withhold its consent to some proposed action, each party agrees that it shall act reasonably in exercise its discretion, or withholding its consent, unless the relevant provisions of this Sublease permit such party to act in its absolute discretion or sole judgment.

IN WITNESS WHEREOF, each of Sublandlord and Subtenant has caused this Sublease to be executed this 16 day of August, 2002.

SUBLANDLORD:		SUBTENANT:

CELLEGY PHARMACEUTICALS, INC., a California corporation		VAXGEN, INC., a Delaware corporation

By	/s/ A. Richard Juelis	By	/s/ Carter A. Lee
Name:	A. Richard Juelis	Name:	Carter A. Lee
Title:	V.P. Finance	Title:	SVP, Finance & Administration

By		By
Name:		Name:
Title:		Title:

EXHIBIT A-1

LEGAL DESCRIPTION OF PROJECT

PARCEL I:

BEGINNING at granite monument set 10 chains South of the corner common to Sections 14-15-22 and 13 in Township 3 South of Range 5 West, Mount Diablo Base and Meridian; running thence along the line dividing said Sections 22 and 23, North 460.02 feet to the Southwesterly corner of tide Lot No. 8; thence along the Southerly line of said line Lot 8, as same is described in Deed from Morgan Oyster Company, to Bay Counties Land Company, dated March 25, 1909 and recorded in Book 163 of Deeds at page 44; Records of San Mateo County, South 81° 45’ East 339.24 feet; North 64° 45’ East 214.80 feet to a point; thence leaving said Southerly line South 508.85 feet; thence South 88° 27’ 14” West 229.94 feet; thence North 89° 59’ West 300.16 feet; thence North 12.0 feet to the point of beginning.

PARCEL II:

A non-exclusive easement for storm drainage purposes in, on and over the following described property:

That portion of the Easterly 12.50 feet of the Westerly 62.50 feet of Parcel “B” as described in the Lot Line Adjustment recorded September 1, 1992 under Document Number 92141612 in the Records of San Mateo County, also being the Westerly 12.50 feet of Parcel 1 as shown on the Map of Oyster Point Business Park recorded April 12, 1982 in Book 5 of Parcel Maps at page 58 in the Records of San Mateo County that lies Southerly of the line shown as “N 81° 45’ 55” W 339.24” on said Parcel Map (52 PM 58).

The easement is appurtenant to Parcel I above and was created by Easement for Storm Drainage dated July 31, 1997 by and between Shelton Properties Inc., a Hawaii corporation and TC Northern California, Inc., a Delaware corporation recorded August 1, 1997, Document No. 97093545, San Mateo County Records.

PARCEL III:

A non-exclusive easement for grading and lateral support for the intended purpose and Grantee may import, deposit, grade, compact, and maintain soil and fill on the easement area, in on and over the following described property.

A portion of Parcel “B” as described in the Lot Line Adjustment recorded under Series Number 92141612 in the Official Records of said County, described as follows:

Beginning at the Southwesterly corner of Parcel “B” thence North 81° 45’ 55” West along said line 44.44 feet to the actual point of beginning and through the following numbered courses:

1)             South 81° 45’ 55” East along the Southerly line of Parcel “B” 345.32 feet

2)             North 64° 44’ 05” East along the Southerly line of Parcel “B” 220.36 feet

3)             North 30° 04’ 12” West 10.04 feet

4)             South 64° 44’ 05” West 216.51 feet

5)             North 81° 45’ 55” West along said line 330.51 feet

6)             South 57° 57’ 36” West 15.47 feet to the point of beginning.

PARCEL IV:

A non-exclusive easement for grading and lateral support for the intended purpose and Grantee may, import, deposit, grade, compact and maintain soil and file on the easement area, in, on and over the following described property:

A portion of the lands described in the Lot Line Adjustment recorded under Serial Number 92141612 in the Official Records of said County, described as follows:

Beginning at the Southeasterly corner of Parcel A of said Lot Line Adjustment.  This also being the Southeasterly corner of Parcel 4 of the Map recorded in Volume 23 of Parcel Maps at page 27 in the records of said County; thence North 00° 00’ 55” West along the Westerly line of Parcel A 48.00 feet to the actual point of beginning and through the following numbered courses:

1)             North 10° 07’ 28” West 131.03 feet

2)             North 05° 00’ 57” West 80.31 feet

3)             North 02° 52’ 40” West 40.05 feet

4)             North 04° 50’ 57” East 141.51 feet to a curve to the right with a radius of 30.00 feet

5)                                      Along said curve through a central of 53° 06’ 39” an arc distance of 27.81 feet to the Southerly line of Parcel B

6)             South 81° 45’ 55” East along said line 6.08 feet to the Easterly line of Parcel A

7)             South 00° 00’ 55” East along said line 412.02 feet to the point of beginning.

A.P.No.	015-190-020	JPN 015 019 190 02 A
R/W 015 019 190 03
R/W 015 001 010 20.02

EXHIBIT A-2

SITE PLAN

[Site Plan for 347 and 349 Oyster Point Boulevard.  The plan depicts two buildings, as well as numerous trees and parking spaces.  The site is adjacent to Oyster Point Boulevard and is accessible from Gull Road and Oyster Boulevard.]

[Text States:  “Exclusive Parking Area”]

[Exhibit B-1]

[Diagram of first level of 349 Oyster Point Boulevard showing conference rooms, offices, exits, etc.]

[Legend for diagram showing graphical representations for:

•                  Gross Building Area

•                  Vertical Penetrations

•                  Floor Rentable

•                  Floor common

•                  Floor Usable

•                  Building Common

•                  Tenant #1 Usable

•                  Tenant #2 Usable

•                  Office Basic Rentable

•                  R/U Ratio (Rentable/Usable)]

[Text that states:

“Dowler-Gruman Architects

Union of Design & Technology

550 Ellis Street

Mountain View, California  94043

(650) 943-1660       Fax (650) 943-1670

BOMA CALCULATIONS

Per client request, area calcs are not to BOMA standards.

Drawing Title

VaxGen, Inc.

349 Oyster Point Blvd.

S. San Francisco, CA

Project

Job No:               0105

Date:                    7/31/02

Ref:                      98036

Scale:                   NTS

Dwg. No:            A2.1calc”]

[Exhibit B-2]

[Diagram of second level of 349 Oyster Point Boulevard showing conference rooms, offices, exits, etc.]

[Legend for diagram showing graphical representations for:

•                  Gross Building Area

•                  Vertical Penetrations

•                  Floor Rentable

•                  Floor common

•                  Floor Usable

•                  Building Common

•                  Tenant #1 Usable

•                  Tenant #2 Usable

•                  Office Basic Rentable

•                  R/U Ratio (Rentable/Usable)]

[Text that states:

“Dowler-Gruman Architects

Union of Design & Technology

550 Ellis Street

Mountain View, California  94043

(650) 943-1660       Fax (650) 943-1670

BOMA CALCULATIONS

Per client request, area calcs are not to BOMA standards.

Drawing Title

VaxGen, Inc.

349 Oyster Point Blvd.

S. San Francisco, CA

Project

Job No:               0105

Date:                    7/31/02

Ref:                      98036

Scale:                   NTS

Dwg. No:            A2.2calc”]

Exhibit C

[Diagram of lab, conference room, equipment room, etc.]

[Text underneath Diagram states:

“1st Level- “Holdover Space”- 1306 S.F.”]

[Text that states:  “

“Dowler-Gruman Architects

Union of Design & Technology

550 Ellis Street

Mountain View, California  94043

(650) 943-1660       Fax (650) 943-1670

BOMA CALCULATIONS

Per client request, area calcs are not to BOMA standards.

Drawing Title

VaxGen, Inc.

349 Oyster Point Blvd.

S. San Francisco, CA

Project

Job No:               0105

Date:                    7/31/02

Ref:                      98036

Scale:                   NTS”]

Exhibit D

[Text that states:

“VCI Phase I Layout

VaxGen-Celltrion Launch Facility”]

[Text that states:

“HVAC Area Classifications Legend”]

[Illegible Markings]

[Text that states:

“VCI LF (Initial Buildout – HVAC Classifications

349 Oyster Point Blvd., S. San Francisco,  CA”]

[Illegible Markings]

[Text that states:  “Fluor”]

[Diagram depicting floor plan for certain facilities at 349 Oyster Blvd.]

Exhibit E

OYSTER POINT

CONSENT TO SUBLEASE AND AGREEMENT

THIS CONSENT TO SUBLEASE AND AGREEMENT (“Consent”) is made as of this 16th day of August, 2002, is made by and among Oyster Point Tech Center LLC (“Landlord”), whose sole member is Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18; Cellegy Pharmaceuticals, Inc., a California corporation (“Tenant”); and VaxGen, Inc., a Delaware corporation (“Subtenant”).

BACKGROUND

A.            Landlord’s predecessor, TC Northern California, Inc., a Delaware corporation, leased portions of the first and second floors, consisting of approximately 49,919 rentable square feet as more particularly described on Exhibit A annexed hereto (the “Space”), in the building known as 349 Oyster Point Boulevard, South San Francisco, California 94080 (the “Building”), pursuant to a lease agreement dated April 8, 1998, as amended from time to time, between Oyster Point Tech Center, LLC, as landlord, and Tenant, as tenant (the “Main Lease”).

B.            Tenant desires and has agreed to sublease the Premises to Subtenant.  Subtenant desires and has agreed to sublease the Premises under a Sublease dated as of August 1, 2002 (the “Sublease”) from and after the Commencement Date as defined in the Sublease (the “Effective Date”).

C.            Pursuant to the terms of the Main Lease, Tenant now seeks Landlord’s consent to such subletting.

AGREEMENT

1.             Landlord hereby consents to the subletting of the Premises by Tenant to Subtenant, pursuant to the Sublease, a copy of which is attached hereto. Landlord’s consent is subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

2.             Nothing contained in this Consent and Agreement shall:

(a)           operate as a consent to or approval or ratification by Landlord of any of the provisions of the Sublease or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease;

(b)           be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Main Lease, (ii) any of Tenant’s obligations under the Main Lease, or (iii) any rights or remedies of Landlord under the Main Lease or otherwise or to enlarge or increase Landlord’s obligations or Tenant’s rights under the Main Lease or otherwise.  Without limiting the generality of the foregoing, nothing contained in this Consent and Agreement shall be construed to modify, waive or affect Landlord’s rights under subparagraph 9A of the Main Lease to collect additional Base Rent from Tenant based on rent payable to Tenant from Subtenant, and Landlord expressly reserves its rights to collect such sums if, as and when they become due and payable; or

(c)           be construed to waive any present or future breach or default on the part of Tenant under the Main Lease.  In case of any conflict between the provisions of this Consent and Agreement and the provisions of the Sublease, the provisions of this Consent and Agreement shall prevail unaffected by the Sublease.

1

3.             this Consent and Agreement is not assignable, except to any company, partnership or joint venture with which VaxGen, Inc. is affiliated, including Celltrion, Inc.

4.             The Sublease shall be subject and subordinate at all times to the Main Lease and all of its provisions, covenants and conditions.  In case of any conflict between the provisions of the Main Lease and the provisions of the Sublease, the provisions of the Main Lease shall prevail unaffected by the Sublease.

5.             Neither the Sublease nor this Consent and Agreement shall release or discharge the Tenant from any liability under the Main Lease and Tenant shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Main Lease on the part of Tenant to be performed and observed.  Any breach or violation of any provision of the Main Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

6.             This Consent and Agreement shall not be construed as a consent by Landlord to any further subletting either by Tenant or Subtenant or to any expansion or modification of the Premises or to any modification or amendment to the Sublease.  The Sublease may not be assigned      without the prior written consent of the Landlord; except that, Landlord shall consent to and approve a proposed assignment of the Premises (a) to any company, partnership or joint venture with which VaxGen, Inc. is affiliated, including Celltrion, Inc. (an “affiliate”); or (b) to a corporation or other entity with which any of the foregoing persons may merge or consolidate or to which substantially all of Subtenant’s assets, stock or other equity interest may be transferred (a “successor entity”); provided that, (i) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by the Sublease and (ii) the successor entity has a net worth at least equal to the net worth of Subtenant immediately prior to such merger, consolidation or transfer.  Subject to the foregoing, the Sublease may not be modified, amended, renewed or extended nor shall the Premises, or any part thereof, be further sublet without the prior written consent of the Landlord thereto in each instance.

7.             All rent (however designated) under the Sublease during the entire term thereof shall be paid by Subtenant directly to Landlord, and Landlord shall credit all such sums received from Subtenant against amounts owed by Tenant to landlord under the Main Lease, and Tenant shall credit all such sums paid by Subtenant to Landlord against amounts owed by Subtenant to Tenant under the Sublease.  Notwithstanding the foregoing, if the rent payable by Subtenant under the Sublease exceeds the rent payable by Tenant under the Main Lease (for the same period and after taking into account any adjustments to rent due under the Main Lease by reason of subparagraph 9A of the Main Lease), then the excess shall be paid and payable by Subtenant to Tenant.  Tenant makes an absolute assignment to Landlord of the Sublease and any rent, security deposits and other sums payable under such Sublease as collateral to secure the performance of the obligations of Tenant under the Main Lease.

8.             If Landlord obtains a judgment or order allowing Landlord’s to repossess the Space and to evict therefrom Tenant and all persons claiming under or through Tenant (including Subtenant), then Landlord agrees to accept Subtenant as a successor tenant under the Main Lease; provided that any assignment of the Main Lease from Tenant to Subtenant shall not release or discharge Tenant from any or all of its obligations and liabilities thereunder.  In no event shall Landlord have any liability to Tenant or Subtenant under the Sublease, and upon Subtenant’s assuming the Main Lease, Subtenant shall surrender any claim to possession of the Space under the Sublease, it being agreed that the Main Lease (and this Consent and Agreement) shall be the sole contract between Landlord and Tenant relating to the Space and the Building.  If the parties are prevented from effecting an assignment of the Main Lease from Tenant to Subtenant, then Landlord shall be free to terminate the Main Lease, except that in such event, Landlord shall not evict Subtenant but shall instead enter into a new lease (“New Lease”) with Subtenant on terms that effect, as closely as practicable, the same legal and economic terms as would prevail had the Main Lease been assigned to and assumed by Subtenant.  Notwithstanding the foregoing, both Tenant and Landlord shall be relieved of their obligations under this Section 8 if the breach of or default

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under the Main Lease leading to the eviction order or judgment was caused solely and directly by Subtenant,

9.             Tenant and Landlord agree that the Main Lease shall not be amended in any material aspect without Subtenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

10.           If Subtenant assumes the Main Lease or enters into a New Lease with Landlord, then

(a)           The Letter of Credit sponsored by Subtenant then held by Landlord (under the Rider to this Consent and Agreement) may be used as the “Security Deposit” under the Main Lease or the New Lease, provided, however, that the amount of such Security Deposit for which Subtenant is responsible shall never exceed $450,000.00, and further provided, that Landlord agrees to use commercially reasonable efforts to retain and draw upon any balance of the original Security Deposit then remaining under the Main Lease to cure any default by Tenant that precedes Subtenant’s assumption of the Main Lease (or entering into a New Lease) prior to resorting to the Letter of Credit furnished by Subtenant.

(b)           Subtenant shall be liable for all obligations of the tenant under the Main Lease, including rent obligations that remain unpaid but were first due prior to Subtenant’s assumption of the Main Lease (or entering into a New Lease), except for obligations that predate Subtenant’s occupancy of the sublet premises under the Sublease or which are non-monetary obligations attributable to or arising from Tenant’s occupancy of the remainder of the Building.

11.           Both Tenant and Subtenant shall be and continue to be liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Premises.  If a separate submeter shall be installed to measure electric current furnished to the Premises, then payment for the current so furnished shall be made by Subltenant directly to Landlord as and when billed and furnishing of such current shall be in accordance with and subject to all of the applicable terms, covenants and conditions of the Main Lease.

12.           Any notice or communication with any party hereto may desire or be required to give to any other party under or with respect to this Consent and Agreement shall be given by prepaid certified mail addressed to such other party, in the case of Landlord at its address set forth below, and in the case of Tenant or Subtenant at their respective addresses indicated below, or in any case at such other address as such other party may have designated by notice given in accordance with the provisions of this paragraph.  The time when such notice or communication shall be deemed to have been given shall be the time same shall be so mailed.

13.           In the event that Landlord places the enforcement of the Main Lease or Sublease, or any part thereof, or the collection of any rent or other sums due, or to become due thereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs.  In any action which Landlord brings to enforce its rights under the Main Lease or Sublease, should Landlord prevail, Tenant shall pay all costs incurred by Landlord including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

14.           Tenant and Subtenant expressly acknowledge and agree that, notwithstanding any language to the contrary in the Sublease, Tenant shall not collect from Subtenant, and Subtenant shall not pay to Tenant, any rent under the Sublease more than one (1) month in advance of its due date.

15.           Landlord shall promptly send to Subtenant a copy of any notice of default served upon Tenant under the Main Lease.  If the default relates to payment of money, Landlord agrees to accept any tender from Subtenant of amounts sufficient to cure such default within any applicable cure periods; provided, however, that Tenant agrees that Subtenant shall be credited under the Sublease for any rent payments sent to Landlord in accordance with this paragraph.  If the default is a non-monetary default,

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Landlord further agrees to accept any tender from Subtenant of performance sufficient to cure such default within any applicable cure periods.

16.           Landlord represents that to Landlord’s current actual knowledge without investigation, Tenant is not in default under the Main Lease nor does there presently exist any fact or circumstances that, with the passage of time or the giving of notice, would constitute such a default by Tenant under the Main Lease.

17.           Whenever any party hereto is entitled to exercise its discretion hereunder, or to give or withhold its consent to some proposed action, each party agrees that it shall act reasonably in exercise its discretion, or withholding its consent, unless the relevant provisions of this Consent and Agreement expressly permit such party to act in its absolute discretion or sole judgment.

18.           Subtenant agrees to pay Landlord an amount not to exceed the sum of Ten Thousand dollars ($10,000.00) for Landlord’s construction, engineering, environmental and attorneys’ fees and expenses incurred in connection with this Consent and Agreement.

19.           This Consent and Agreement shall be construed in accordance with the laws of the State of California with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

DATED this 16th day of August, 2002.

Landlord’s Designated Address:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel, Inc.	Oyster Point Tech Center LLC, a Delaware limited
Attn: VP – Asset Management	liability company
1215 Fourth Avenue, Suite 2400
Seattle, WA 98161	By: Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, its sole member with a copy to:
By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory
Riggs & Company/MEPT
Attn: Patrick O. Mayberry		By:	/s/ Joseph R. Shea
808-17th Street NW, 7th Floor		Name:	Joseph R. Shea
Washington, D.C. 20006		Its:	Vice President

Tenant’s Designated Address:	TENANT:

Cellegy Pharmaceuticals, Inc., a California
corporation

and to:	By:	/s/ A. Richard Juelis
	Name:	A. Richard Juelis
	Its:	V.P. Finance

Subtenant’s Designated Address:	SUBTENANT:

349 Oyster Point Boulevard	VaxGen, Inc., a Delaware corporation
Attn: Associate Director, Administration
South San Francisco, CA 94080	By:	/s/ Carter A. Lee
	Name:	Carter A. Lee
	Its:	SVP, Finance & Administration

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Exhibit E

OYSTER POINT

RIDER TO CONSENT TO SUBLEASE

THIS RIDER TO CONSENT TO SUBLEASE (“Rider”) is made as of this 16th day of August, 2002, by and among Oyster Point Tech Center LLC (“Landlord”), whose sole member is Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 and VaxGen, Inc., a Delaware corporation (“Subtenant”).

BACKGROUND

A.            Cellegy Pharmaceuticals, Inc., a California corporation (“Tenant”), desires and has agreed to sublease the Premises to Subtenant.  Subtenant desires and has agreed to sublease the Premises under a Sublease dated as of August 1, 2002 (the “Sublease”) from and after the Commencement Date as defined in the Sublease (the “Effective Date”).

B.            Concurrently with the execution of this Rider, Landlord, Tenant, and Subtenant have executed a Consent to Sublease and Agreement (the “Consent to Sublease”).

C.            Terms not defined in this Rider shall have the meanings given to them in the Consent to Sublease or the Main Lease.

AGREEMENT

1.             Plans and Specifications.

(a)           Subtenant shall retain a licensed architect of its choice, subject to Landlord’s prior written approval, to prepare the plans and specifications for the Tenant Improvements (the “Plans and Specifications”).  The Plans and Specifications shall be subject to Landlord’s approval, which approval shall not be unreasonably delayed, provided that such Plans and Specifications comply with the requirements of this paragraph.

(b)           Subtenant shall cause its architect to furnish to Landlord for Landlord’s approval space plans sufficient to convey the architectural design of the Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements (collectively, the “Space Plan”).  If required by Landlord, Subtenant’s architect shall consult with Landlord’s engineer in preparing the Space Plan, and incorporate such engineer’s requirements into the Space Plan.  If Landlord fails to disapprove the Space Plan within the ten (10) day period following its receipt of the Space Plan, the Space Plan shall be deemed approved.  If Landlord shall disapprove of any portion of the Space Plan within such ten (10) day period, Landlord shall advise Subtenant of the reasons therefor and shall notify Subtenant of the revisions to the Space Plan that are reasonably required by Landlord for the purpose of obtaining approval.  Subtenant shall promptly submit to Landlord, for Landlord’s approval, a redesign of the Space Plan, incorporating the revisions required by Landlord.

(c)           Subtenant shall cause its architect to prepare from Subtenant’s approved Space Plan, complete Plans and Specifications within thirty (30) days after Landlord approves the Space Plan. The Plans and Specifications shall (a) be compatible with the Building shell and with the design, construction and equipment of the Building; (b) comply with all Governmental Requirements; (c) comply with all applicable insurance regulations; and (d) be consistent with the approved Space Plan.  Subtenant shall submit the Plans and Specifications for Landlord’s Approval in the same manner as provided in subparagraph 1(b) above for approval by Landlord of Subtenant’s Space Plan.

2.             Removal of Tenant’s Property.  On the expiration or earlier termination of this Lease, Subtenant shall remove its trade fixtures, personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not permanently attached to the Premises; and (b) Subtenant immediately repairs all damage caused by or resulting from such removal.

3.             Removal of Tenant Improvements.  All Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord’s election made in a written notice to Subtenant at the time of Landlord’s review and approval of the Plans and Specifications, Subtenant shall be required, at its sole cost and expense, to remove all or any portion (as designated by Landlord) of the Tenant Improvements upon the expiration or earlier termination of the Sublease and to repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Improvements.  Subtenant waives all rights to any payment or compensation for such Tenant Improvements that are not designated for removal by Landlord.

4.             Letter of Credit Provisions.

(a)           As security for the full and faithful performance of Subtenant’s requirement pursuant to this Rider to remove personal property and Tenant Improvements and to restore the Premises at the expiration or earlier termination of the Sublease, Subtenant shall be required to deliver a letter of credit in the amount of Four Hundred Fifty Thousand and no/100 Dollars ($450,000.00) in favor of Landlord.  The letter of credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the requirements in the letter of credit criteria made Exhibit A.  The term “Letter of Credit” shall mean and refer to a letter of credit conforming to this subparagraph.  Subtenant shall deliver a Letter of Credit to Landlord within five (5) days from the full execution of this Rider.  Timely delivery of the Letter of Credit shall, at Landlord’s election, be treated as a condition subsequent to the effectiveness of the Consent to Sublease such that the Consent to Sublease shall be voidable by Landlord by notice to Subtenant if timely delivery of the Letter of Credit does not occur.

(b)           Landlord may draw on the Letter of Credit, in whole or in part at Landlord’s election, without advance notice to Subtenant, at any time or from time to time, if (i) Subtenant, or anyone in possession of the Leased Premises through Subtenant, fails to comply with the removal and restoration obligations described in paragraphs 2 and 3 above of this Rider, (ii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, (iii) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least sixty (60) days in advance of its expiration date, or (iv) to the extent permitted by law, any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Subtenant.

(c)           Landlord may apply any sums drawn on the Letter of Credit pursuant to clause (i) of subparagraph 4(b) above to amounts owing to Landlord pursuant to this Rider as a result of Subtenant’s failure to remove property and restore the Premises as required by this Rider.  If any of the proceeds drawn on the Letter of Credit are not so applied to sums owing to Landlord for restoration costs, Landlord shall return any such excess proceeds to Subtenant, without interest, within sixty (60) calendar days after completion of the restoration of the Premises and receipt of all invoices for work in connection with such restoration.  Proceeds of any draw upon the Letter of Credit for reasons other than in clause (i) of subparagraph 4(b) above shall be placed in trust by Landlord and held as security for the full and faithful performance of Subtenant’s requirement pursuant to this Rider to remove personal property and Tenant Improvements and to restore the Premises at the expiration or earlier termination of the Sublease.

(d)           Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under applicable law and shall not be construed as a payment of liquidated damages.  If Subtenant shall have fully complied with all of the covenants and conditions of this Rider, the Letter of Credit shall be returned to Subtenant, without interest, within thirty (30) calendar days after the expiration or termination of the term of the Sublease and delivery of possession of the Premises to Landlord.

(e)           On any request by Landlord made during the term of the Sublease, Subtenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord.  If the Letter of Credit should be lost, mutilated, stolen or destroyed, Subtenant shall cooperate in obtaining the issuance of a replacement.

(f)            Subtenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

(g)           In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall transfer the Letter of Credit to the vendee or the transferee, Subtenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Subtenant from all liability for the return of the Letter of Credit.  Subtenant shall cooperate in effecting such transfer.

(h)           If there is an Event of Default by Tenant under the Main Lease and Tenant assigns the Main Lease to Subtenant pursuant to the terms of the Sublease, then Subtenant and Landlord agree that the Letter of Credit shall secure Subtenant’s performance of its obligations under the Main Lease, to the extent such obligations are assigned to Subtenant and assumed by Subtenant.  In such event, Subtenant and Landlord shall execute such other documents as are reasonably necessary to document the assignment of the Main Lease to Subtenant and any expanded rights of Landlord with respect to the application of the proceeds of the Letter of Credit.

Dated this 16th day of August, 2002.

Landlord’s Designated Address:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel, Inc.	Oyster Point Tech Center LLC, a Delaware limited
Attn: VP – Asset Management	liability company
1215 Fourth Avenue, Suite 2400
Seattle, WA 98161	By: Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, its sole member with a copy to:
By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory
Riggs & Company/MEPT
Attn: Patrick O. Mayberry		By:	/s/ Joseph R. Shea
808-17th Street NW, 7th Floor		Name:	Joseph R. Shea
Washington, D.C. 20006		Its:	Vice President

Subtenant’s Designated Address:	SUBTENANT:

349 Oyster Point Boulevard	VaxGen, Inc., a Delaware corporation
Attn: Associate Director, Administration
South San Francisco, CA 94080	By:	/s/ Carter A. Lee
	Name:	Carter A. Lee
	Its:	SVP, Finance & Administration

ADDENDUM TO CONSENT TO SUBLEASE

This is an Addendum to the Consent to Sublease (“Consent to Sublease”) executed by and among Oyster Point Tech Center LLC (“Landlord”), whose sole member is the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18; Cellegy Pharmaceuticals, Inc., a California corporation (“Tenant”); and VaxGen, Inc., a Delaware corporation (“Subtenant”) on or about August 16, 2002.

Landlord’s consent to the proposed Sublease is further conditioned upon Tenant’s and Subtenant’s agreement to the following provisions:

1.1                           Hazardous Substances

1.1.1             Subtenant is authorized and permitted to store, handle and use reasonable quantities and types of cleaning fluids and office supplies in the Premises for prudent, usual and customary cleaning and maintenance of bathrooms, windows, kitchens and administrative offices and for functions customarily performed in an administrative office.

1.1.2           By virtue of Subtenant’s use of the Premises for the Permitted Use, Subtenant from time to time will store, handle and generate hazardous Substances on the Premises. With respect to any such Hazardous Substances stored, handled or generated at the Premises, Subtenant shall only do so in accordance with a hazardous materials program (including without limitation, emergency spill response plans) adopted by Subtenant, fully disclosed to Landlord, consistent with the Hazardous Materials Program (as defined below), and in full compliance with subparagraph 1.1.5 below. Schedule 1 to this Addendum lists the items delivered by Subtenant to Landlord’s environmental consultant, Aquifer Sciences, Inc. (“Aquifer”). Aquifer has reviewed the items listed on Schedule 1 supplied by Subtenant. In a report dated August 9, 2002, Aquifer concludes that (a) Hazardous Substances and chemicals appear to be used, stored, handled, and disposed of according to Governmental Requirements and good management practices; (b) the California Department of Health Services, San Mateo County Department of Environmental Health, and the City of South San Francisco oversee and inspect various aspects of VaxGen’s operation, and VaxGen appears to be complying with permit requirements; (c) VaxGen has prepared a plan for spill prevention and emergency response (the “Hazardous Materials Program”); and (d) VaxGen employees receive environmental training annually, at a minimum. Landlord approves Subtenant’s proposed Hazardous Materials Program; provided that Subtenant shall conduct substantially the same management practices with respect to Hazardous Substances at the Premises as in its current facility, with appropriate modifications for the new Building, processes, and activities. Subtenant agrees that Subtenant shall implement training, procedures, and management guidelines for the Hazardous Materials Program at the Premises.

1.1.3           Upon expiration or earlier termination of the Sublease, Subtenant shall be obligated to remove all unsafe amounts (as determined by applicable Governmental Requirements) of Hazardous Substances stored, placed, manufactured, refined, handled, generated, blended, recycled, used, located, disposed of, or released from on, in, under or about the Premises, and the Building by Subtenant or Subtenant’s Agents. If there are no applicable Governmental Requirements with respect to what constitutes “unsafe” amounts of any such Hazardous Substance, then Subtenant shall remove all detectable levels of such Hazardous Substance.

1.1.4           Prior to the Commencement Date and at least once during each twelve (12) month period of the Sublease Term, Subtenant shall provide Landlord with an updated inventory list describing the minimum and maximum quantities of each of the chemicals and Hazardous Substances reasonably anticipated to be generated, handled, stored and disposed of during the succeeding twelve (12) month period and the methods of disposal of waste chemicals, together with copies of Subtenant’s Hazardous Materials Program relating thereto.

1.1.5           Subtenant agrees that (a) the storage, handling and use of all Hazardous Substances permitted pursuant to this paragraph 1.1 must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size

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of Subtenant’s operation in the Premises and reasonable and appropriate for a first- class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land, Building or Project or discharged from the Premises. Upon request from Landlord, Subtenant shall deliver to Landlord copies of all environmental permits required by Governmental Requirements, (including without limitation, hazardous waste disposal, wastewater discharge, and air emissions permits). In no event will Subtenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless (a) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; and (b) Subtenant has agreed in writing to pay any rate increase related to each such Hazardous Substance.

1.1.6           Subtenant agrees to notify Landlord immediately if Subtenant receives notification or otherwise becomes aware of: (a) any threatened or actual release, spill or discharge of any Hazardous Substances in, on, about or over the Premises, the Building, the Land or the Project or (b) any threatened or actual lien, action, proceeding or notice that any Hazardous Substance is not being generated, stored, treated, removed, transported, placed, manufactured, handled or disposed of in strict compliance with any Governmental Requirements or applicable fire, safety or insurance requirements. If Subtenant or any Subtenant’s Agent is responsible or potentially responsible for such condition, situation, lien, action or notice under this paragraph, Subtenant’s notice to Landlord shall include a statement as to the actions Subtenant proposes to take in response to such condition, situation, lien, action or notice.

1.1.7           Subtenant shall not excavate, disturb or conduct any testing of any soils on or about the Land or the Project without obtaining Landlord’s prior written consent, and any investigation or remediation on or about the Land or Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter, approved in writing by Landlord. Subtenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims and damages arising out of any breach of any provision of this paragraph. Landlord’s expenses shall include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees.

1.1.8           Landlord shall have the right to perform a physical walkthrough of the Premises annually to ascertain whether there is any physical evidence of chemical releases to the environment. In the event that Landlord in good faith believes Subtenant has breached any of the terms and conditions of this paragraph 1.1, Subtenant shall permit Landlord and Landlord’s Agents to conduct a level 1 environmental inspection of Subtenant’s activities with respect to the Hazardous Substances in, on and about the Premises, and if the results of the level 1 environmental inspection indicate that Subtenant is in breach of the terms and conditions of this paragraph 1.1, Landlord shall be permitted to conduct a level II environmental inspection of all affected areas and activities. Except in case of emergency, Landlord shall give Subtenant at least two (2) Business Days’ notice of such environmental inspection. All environmental inspections described in the paragraph shall be conducted at the sole cost and expense of Landlord, except if such inspections confirm or substantiate that Subtenant has breached any of the material terms and conditions of this paragraph 1.1, in which case Subtenant shall promptly pay or reimburse Landlord for the cost of such inspections.

1.1.9           Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Subtenant with the terms of this paragraph or any Governmental Requirements applicable to Hazardous Substances or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Substances on, under, from, or about the Premises, the Building, the Land or Project, regardless of the quantity of such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Substances, the full cost of which shall be deemed to be Rent and shall be due and payable by Subtenant to Landlord immediately upon demand. If Landlord elects to enter upon the Premises and cure any such non-compliance or release, discharge, spill, improper use, storage, handling or disposal of Hazardous Substances, Subtenant shall not be entitled to participate in Landlord’s activities on the Premises. After good faith consultation with Tenant, Landlord shall reasonably determine the scope and nature of the cure of Subtenant’s non-compliance, including without limitation, the extent of any remediation based on the standards set forth in subparagraph 1.1.3 above.

1.1.10         In any information provided to Landlord by Subtenant under this paragraph, or otherwise relating to information concerning Hazardous Substances is false, incomplete, or misleading in any material respect, it shall be deemed an Event of Default by Subtenant. In addition to, and without limiting the effect of, any of the provisions of the Sublease, Subtenant agrees to indemnify, defend and hold

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harmless Landlord and Landlord’s Agents from and against any and all Claims arising directly or indirectly from or out of, or are in any way connected with, (a) the generation, storage, use, treatment, removal, transport, placement, manufacture, handling, or disposal of Hazardous Substances by Subtenant in, on, about or over the Premises, the Building or the Project, and (b) inaccuracy or breach of any of the representations, warranties, covenants, or agreements set forth in this Addendum, which expenses shall include, without limitation, laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Subtenant agrees that Landlord may be irreparably harmed by Subtenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Subtenant.

1.1.11         Without limiting in any way Subtenant’s obligations under other provisions of this Addendum, Landlord’s damages shall include, without limitation, (a) damages arising out of the diminution in value of the Premises, Building, Land or Project or any portion thereof, and (b) damages for the loss of the Premises, Building, Land or Project.

1.2                           This Addendum is attached to and shall be incorporated into the provisions of the Consent to Sublease. In the event of any conflict between the provisions of the Consent to Sublease, the Main Lease, the Sublease, and/or this Addendum, the provisions of this Addendum shall prevail. Any terms not defined in this Addendum shall have the meaning as ascribed to them in the Main Lease or Consent to Sublease, as appropriate.

DATED this 16th day of August, 2002.

LANDLORD:

Oyster Point Tech Center LLC, a Delaware limited liability company

By:	Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18. its sole member

By:		Kennedy Associates Real Estate Counsel. Inc., Authorized Signatory

	By:	/s/ Joseph R. Shea
	Name :	Joseph R. Shea
	Its:	Vice President

TENANT:

Cellegy Pharmaceuticals, Inc. a California corporation

By:		/s/ A. Richard Juelis
Name:	A. Richard Juelis
Its:		V.P. Finance

SUBTENANT:

VaxGen, Inc., a Delaware corporation

By:		/s/ Carter A. Lee
Name:	Carter A. Lee
Its:		SVP, Finance & Administration

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Schedule 1

Aquifer Sciences, Inc. (“Aquifer”) with offices at 3680-A Mt. Diablo Blvd., Lafayette, CA 94549 (925) 283-9098, prepared a report of environmental issues pertaining to VaxGen, a tenant at 347 Oyster Point Blvd. and prospective tenant at 349 Oyster Point Blvd., South San Francisco, CA.  Aquifer reviewed several environmental documents provided by VaxGen, including:

(1)           Pre-Leasing Environmental Exposure Questionnaire;

(2)           On-Site Hazardous Materials and Equipment Transportation Safety Policy;

(3)           Hazardous Materials Business Plan/Spill Prevention, Emergency Response, Training and Closure Plan;

(4)           Hazardous Material Inventory Statements;

(5)           Wastewater Discharge Permit; and

(6)           Regulatory Inspection Records.

On July 31, 2002, Aquifer inspected VaxGen’s current and proposed facilities at 347 and 349 Oyster Blvd. and interviewed VaxGen’s representatives.

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